                                 Exhibit 10.4



                             AMENDED AND RESTATED
             INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252
                     OF THE TELECOMMUNICATIONS ACT OF 1996

                         Dated as of March 16, 1998/1/

                                by and between

                   AMERITECH INFORMATION INDUSTRY SERVICES,
                    a division of Ameritech Services, Inc.
                        on behalf of Ameritech Indiana

                                      and

                 FOCAL COMMUNICATIONS CORPORATION OF ILLINOIS



--------------------------------------------------------------------------------
/1/  See Footnote 2 on signature page.

                               TABLE OF CONTENTS

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                                                                  Page
                                                                  ----
1.0    DEFINITIONS...............................................    1


2.0    INTERPRETATION AND CONSTRUCTION...........................    7


3.0    IMPLEMENTATION SCHEDULE AND INTERCONNECTION ACTIVATION
       DATES.....................................................    8

4.0    INTERCONNECTION PURSUANT TO SECTION 251(c)(2).............    8
       4.1  Scope................................................    8

       4.2  Physical Architecture................................    8

       4.3  Interim Alternative Physical Architecture............   10

       4.4  Technical Specifications.............................   11

       4.5  Interconnection in Additional LATAs..................   11


5.0    TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE
       SERVICE TRAFFIC PURSUANT TO SECTION 251(c)(2..............   12
       5.1  Scope of Traffic.....................................   12

       5.2  Switching System Hierarchy...........................   12

       5.3  Trunk Group Architecture and Traffic Routing.........   13

       5.4  Interim Use of 1-Way Trunks..........................   13

       5.5  Signaling............................................   13

       5.6  Grades of Service....................................   14

       5.7  Measurement and Billing..............................   14

       5.8  Reciprocal Compensation Arrangements--Section
            251(b)(5)............................................   14


6.0    TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC
       PURSUANT TO 251(c)(2).....................................   15
       6.1  Scope of Traffic.....................................   15

       6.2  Trunk Group Architecture and Traffic Routing.........   15

       6.3  Meet-Point Billing Arrangements......................   16


7.0    TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC.......   16
       7.1  Information Services Traffic.........................   16

       7.2  BLV/BLVI Traffic.....................................   17

       7.3  Transit Service......................................   17

                                      (i)

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
8.0   JOINT GROOMING PLAN AND INSTALLATION, MAINTENANCE,
      TESTING AND REPAIR....................................................  18
      8.1   Joint Grooming Plan.............................................  19
      8.2   Installation, Maintenance, Testing and Repair...................  19

9.0   UNBUNDLED ACCESS--SECTION 251(c)(3)...................................  19
      9.1   Access to Network Elements......................................  19
      9.2   Network Elements................................................  20
      9.3   Combination of Network Elements.................................  21
      9.4   Nondiscriminatory Access to and Provision of Network Elements...  22
      9.5   Provisioning of Network Elements................................  23
      9.6   Availability of Additional or Different Quality Network Elements  23
      9.7   Pricing of Unbundled Network Elements...........................  23
      9.8   Maintenance of Unbundled Network Elements.......................  25
      9.9   Standards of Performance........................................  25

10.0  RESALE--SECTIONS 251(c)(4) and 251(b)(1)..............................  26
      10.1  Availability of Wholesale Rates for Resale......................  26
      10.2  Availability of Retail Rates for Resale.........................  27

11.0  NOTICE OF CHANGES--SECTION 251(c)(5)..................................  27

12.0  COLLOCATION--SECTION 251(c)(C)........................................  27

13.0  NUMBER PORTABILITY--SECTION 251(b)(2).................................  28
      13.1  Scope...........................................................  28
      13.2  Procedures for Providing INP Through Remote Call Forwarding.....
      13.3  Procedures for Providing INP Through Direct Inward Dial.........  29
      13.4  Procedures for Providing INP Through NXX Migration..............  29
      13.5  Receipt of Terminating Compensation on Traffic to INP'ed Numbers  30

14.0  DIALING PARITY -- SECTION 251(b)(3)...................................  31

15.0  ACCESS TO RIGHTS-OF-WAY -- SECTION 251(b)(4)..........................  31

16.0  DATABASE ACCESS.......................................................  31

17.0  REFERRAL ANNOUNCEMENT.................................................  31

18.0  OTHER SERVICES........................................................  31

19.0  GENERAL RESPONSIBILITIES OF THE PARTIES...............................  32

20.0  TERM AND TERMINATION..................................................  33

                                     (ii)

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
21.0  DISCLAIMER OF REPRESENTATIONS AND WARRANTIES..........................  34

22.0  CANCELLATION CHARGES..................................................  34

23.0  NON-SEVERABILITY......................................................  34

24.0  INDEMNIFICATION.......................................................  34

25.0  LIMITATION OF LIABILITY...............................................  35

26.0  AMENDMENT OR OTHER CHANGES TO THE ACT; RESERVATION OF
      RIGHTS................................................................  36

27.0  REGULATORY APPROVAL...................................................  37

28.0  MISCELLANEOUS.........................................................  37
      28.1   Authorization..................................................  37
      28.2   Compliance.....................................................  37
      28.3   Compliance with the Communications Law Enforcement
             ("CALEA") Act of 1994..........................................  37
      28.4   Independent Contractor.........................................  37
      28.5   Force Majeure..................................................  38
      28.6   Confidentiality................................................  38
      28.7   Governing Law..................................................  39
      28.8   Taxes..........................................................  39
      28.9   Non-Assignment.................................................  39
      28.10  Non-Waiver.....................................................  39
      28.11  Disputed Amounts...............................................  39
      28.12  Notices........................................................  40
      28.13  Publicity and Use of Trademarks or Service Marks...............  41
      28.14  Section 252(i) Obligations.....................................  41
      28.15  Additional Right to Modification...............................  42
      28.16  Joint Work Product.............................................  42
      28.17  No Third Party Beneficiaries; Disclaimer of Agency.............  42
      28.18  No License.....................................................  42
      28.19  Technology Upgrades............................................  42
      28.20  Survival.......................................................  43
      28.21  Scope of Agreement.............................................  43
      28.22  Entire Agreement...............................................  43

SCHEDULE 1.0    CERTAIN TERMS AS DEFINED THE ACT AS OF MAY 16,
                1996
SCHEDULE 3.0    IMPLEMENTATION SCHEDULE

                                     (iii)

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
SCHEDULE 9.2.1  LOCAL LOOPS

SCHEDULE 9.2.2  UNBUNDLED ACCESS TO NETWORK INTERFACE DEVICES

SCHEDULE 9.2.3  SWITCHING

SCHEDULE 9.2.4  INTEROFFICE TRANSMISSION FACILITIES

SCHEDULE 9.2.5  SIGNALING NETWORKS AND CALL-RELATED DATABASES

SCHEDULE 9.2.6  OPERATIONS SUPPORT SYSTEMS FUNCTIONS

SCHEDULE 9.2.7  OPERATOR SERVICES AND DIRECTORY SERVICES

SCHEDULE 9.3.4  COMBINATIONS

SCHEDULE 9.3.5  COMBINATIONS AVAILABLE THROUGH BONA FIDE REQUEST

SCHEDULE 9.5    PROVISIONING OF NETWORK ELEMENTS

SCHEDULE 9.5.3  FORM OF REPRESENTATION OF AUTHORIZATION

SCHEDULE 9.8    LOOP MAINTENANCE PROCEDURES

SCHEDULE 9.9    NETWORK ELEMENT PERFORMANCE BENCHMARKS

SCHEDULE 9.9.6  CREDIT ALLOWANCES INDIANA

PRICING SCHEDULE - INDIANA

EXHIBIT A NETWORK ELEMENT BONA FIDE REQUEST

                                     (iv)

                             AMENDED AND RESTATED
          INTERCONNECTION AGREEMENT UNDER SECTIONS 251 AND 252 OF THE
                        TELECOMMUNICATIONS ACT OF 1996


     This Amended and Restated Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 ("Agreement"), is effective as of the 16th day of March, 1998, by and between Ameritech Information Industry Services, a division of Ameritech Services, Inc., a Delaware Corporation with offices at 350 N. Orleans, Third Floor, Chicago, Illinois 60654, on behalf of Ameritech Indiana ("Ameritech") and Focal Communications Corporation of Illinois ("Focal") a Delaware corporation with offices at 200 North LaSalle Street, Chicago, Illinois 60601.

     WHEREAS, the Parties want to interconnect their networks at mutually agreed upon points of interconnection to provide Telephone Exchange Services (as defined below) and Exchange Access (as defined below) to their respective Customers.

     WHEREAS, the Parties entered into an Interconnection Agreement dated as of May 17, 1996 (the "Effective Date") (the "Existing Interconnection Agreement") that set forth the respective obligations of the Parties and the terms and conditions under which the Parties interconnected their networks and provided other services as required by the Act (as defined below) and additional services as set forth in such Existing Interconnection Agreement.

     WHEREAS, Focal has exercised its rights under Section 28.14 of the Existing Interconnection Agreement and Section 252(i) of the Act to incorporate the terms and conditions of an Other Agreement (as defined in the Existing Interconnection Agreement) as provided in Section 28.14 of the Existing Interconnection Agreement, and the Parties are entering into this Amended and Restated Interconnection Agreement to reflect such terms and conditions of such Other Agreement and certain other amendments mutually agreed upon by the Parties.

     NOW, THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Focal and Ameritech hereby agree as follows:

1.0  DEFINITIONS.

     As used in this Agreement, the following terms shall have the meanings specified below in this Section 1.0. For convenience of reference only, the definitions of certain terms that are As Defined in the Act (as defined below) are set forth on Schedule 1.0. Schedule 1.0 sets forth the definitions of such terms as of the date specified on such Schedule and neither Schedule 1.0 nor any revision, amendment or supplement thereof which is prepared by the Parties to reflect any amended or additional term set forth or subsequent interpretation of any term that is in the Act is intended to be a part of or to affect the meaning or interpretation of this Agreement.

     1.1 "Act" means the Communications Act of 1934 (47 U.S.C. (S)151 et seq.), as amended by the Telecommunications Act of 1996, and as from time to time interpreted in the duly authorized rules and regulations of the FCC or a Commission within its state of jurisdiction.

     1.2 "ADSL" or "Asymmetrical Digital Subscriber Line" means a transmission technology which transmits an asymmetrical digital signal using one of a variety of line codes.

     1.3  "Affiliate" is As Defined in the Act.

     1.4 "As Defined in the Act" means as specifically defined by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

     1.5 "As Described in the Act" means as described in or required by the Act and as from time to time interpreted in the duly authorized rules and regulations of the FCC or the Commission.

     1.6 "Automatic Number Identification" or "ANI" means a Feature Group D signaling parameter which refers to the number transmitted through a network identifying the billing number of the calling party.

     1.7 "BLV/BLVI Traffic" means an operator service call in which the caller inquires as to the busy status of or requests an interruption of a call on another Customer's Telephone Exchange Service line.

     1.8 "Calling Party Number" or "CPN" is a Common Channel Interoffice Signaling ("CCIS") parameter which refers to the number transmitted through a network identifying the calling party.

     1.9  "Central Office Switch" means a switch used to provide
Telecommunications Services, including, but not limited to:

          (a) "End Office Switches" which are used to terminate Customer station Loops for the purpose of interconnection to each other and to trunks; and

          (b) "Tandem Office Switches" or "Tandems" which are used to connect and switch trunk circuits between and among other Central Office Switches.

     A Central Office Switch may also be employed as a combination End Office/Tandem Office Switch.

     1.10 "CCS" means one hundred (100) call seconds.

     1.11 "CLASS Features" means certain CCIS-based features available to Customers including, but not limited to: Automatic Call Back; Call Trace; Caller Identification related blocking features; Distinctive Ringing/Call Waiting; Selective Call Forward; and Selective Call Rejection.

     1.12 "Collocation" means an arrangement whereby one Party's (the "Collocating Party") facilities are terminated in its equipment necessary for Interconnection or for access to Network Elements on an unbundled basis which has been installed and maintained at the premises of a second Party (the "Housing Party"). For purposes of Collocation, the "premises" of a Housing Party is limited to occupied structure or portion thereof in which such Housing Party has the exclusive right of occupancy. Collocation may be "physical" or "virtual". In Physical Collocation," the Collocating Party installs and maintains its own equipment in the Housing Party's premises. In "Virtual Collocation," the Housing Party installs and maintains the Collocating Party's equipment in the Housing Party's premises.

     1.13 "Commission" or "IURC" means the Indiana Utility Regulatory
Commission.

     1.14 "Common Channel Interoffice Signaling" or "CCIS" means the signaling system, developed for use between switching systems with stored-program control, in which all of the signaling information for one or more groups of trunks is transmitted over a dedicated high-speed data link rather than on a per-trunk basis and, unless otherwise agreed by the Parties, the CCIS used by the Parties shall be SS7.

     1.15 "Cross Connection" means a connection provided pursuant to Collocation at the Digital Signal Cross Connect, Main Distribution Frame or other suitable frame or panel between (i) the Collocating Party's equipment and (ii) the equipment or facilities of the Housing Party.

     1.16 "Customer" means a third-party residence or business that subscribes to Telecommunications Services provided by either of the Parties.

     1.17 "Delaying Event" means (a) any failure of a Party to perform any of its obligations set forth in this Agreement, caused in whole or in part by (i) the failure of the other Party to perform any of its obligations set forth in this Agreement (including the Implementation Schedule), or (ii) any delay, act or failure to act by the other Party or its Customer, agent or subcontractor or
(b) any Force Majeure Event.

     1.18 "Dialing Parity" is As Defined in the Act. As used in this Agreement, Dialing Parity refers to both Local Dialing Parity and Toll Dialing Parity. "Local Dialing Parity" means the ability of Telephone Exchange Service Customers of one LEC to place local calls to Telephone Exchange Service Customers of another LEC, without the use of any access code and with no unreasonable dialing delay. "Toll Dialing Parity" means the ability of Telephone Exchange Service Customers of a LEC to have their toll calls (inter or intraLata) routed to a toll carrier (intraLATA or interLATA) of their selection without dialing access codes or additional digits and with no unreasonable dialing delay.

     1.19 "Digital Signal Level" means one of several transmission rates in the time-division multiplex hierarchy.

     1.20 "Digital Signal Level 0" or "DS0" means the 64 Kbps zero-level signal in the time-division multiplex hierarchy.

     1.21 "Digital Signal Level 1" or "DS1" means the 1.544 Mbps first-level signal in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

     1.22 "Digital Signal Level 3" or "DS3" means the 44.736 Mbps third-level in the time-division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is defined the third level of multiplexing.

     1.23 "Exchange Message Record" or "EMR" means the standard used for exchange of Telecommunications message information among Telecommunications providers for billable, non-billable, sample, settlement and study data. EMR format is contained in Bellcore Practice BR-010-200-010 CRIS Exchange Message Record.

     1.24 "Exchange Access" is As Defined in the Act.

     1.25 "FCC" means the Federal Communications Commission.

     1.26 "Fiber-Meet" means an Interconnection architecture method whereby the Parties physically Interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed upon location.

     1.27 "HDSL" or "High-Bit Rate Digital Subscriber Line" means a transmission technology which transmits up to a DS1-level signal, using any one of the following line codes: 2 Binary / 1 Quartenary ("2B1Q"), Carrierless AM/PM, Discrete Multitone ("DMT"), or 3 Binary / 1 Octel ("3B1O").

     1.28 "Information Service Traffic" means Local Traffic or IntraLATA Toll Traffic which originates on a Telephone Exchange Service line and which is addressed to an information service provided over a Party's information services platform (e.g., 976).

     1.29 "Integrated Digital Loop Carrier" means a subscriber loop carrier system which integrates within the switch at a DS1 level that is twenty-four
(24) local Loop transmission paths combined into a 1.544 Mbps digital signal.

     1.30 "Interconnection" is As Described in the Act and refers to the connection of separate pieces of equipment, facilities, or platforms between or within networks for the purpose of transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic.

     1.31 "Interexchange Carrier" or "IXC" means a carrier that provides, directly or indirectly, interLATA or intraLATA Telephone Toll Services.

     1.32 "Interim Telecommunications Number Portability" or "INP" is As Described in the Act.

     1.33 "InterLATA" is As Defined in the Act.

     1.34 "Integrated Services Digital Network" or "ISDN" means a switched network service that provides end-to-end digital connectivity for the simultaneous transmission of voice and data. Basic Rate Interface-ISDN (BRI-
ISDN) provides for a digital transmission of two 64 kbps bearer channels and one 16 kbps data channel (2B+D).

     1.35 "IntraLATA Toll Traffic" means all intraLATA calls other than Local Traffic calls.

     1.36 "Local Access and Transport Area" or "LATA" is As Defined in the Act.

     1.37 "Local Traffic" means those calls as deemed by Ameritech's local service areas as defined in 170 IAC 7-1.1-2(21); provided that, during the term of this Agreement, in no event shall a Local Traffic call be less than the local service areas as defined on the Effective Date.

     1.38 "Local Exchange Carrier" or "LEC" is As Defined in the Act.

     1.39 "Local Loop Transmission" or "Loop" means the entire transmission path which extends from the network interface or demarcation point at a Customer's premises to the Main Distribution Frame or other designated frame or panel in a Party's Wire Center which serves the Customer. Loops are defined by the electrical interface rather than the type of facility used.

     1.40 "Losses" means any and all losses, costs (including court costs), claims, damages (including fines, penalties, and criminal or civil judgments and settlements), injuries, liabilities and expenses (including attorneys' fees).

     1.41 "Main Distribution Frame" or "MDF" means the distribution frame of the Party providing the Loop used to interconnect cable pairs and line and trunk equipment terminals on a switching system.

     1.42 "Network Element" is As Deemed in the Act.

     1.43 "Network Element Bona Fide Request" means the process described on Exhibit A that prescribes the terms and conditions relating to a Party's request that the other Party provide a Network Element not otherwise provided by the terms of this Agreement.

     1.44 "North American Numbering Plan" or "NANP" means the numbering plan used in the United States that also serves Canada, Bermuda, Puerto Rico and certain Caribbean Islands. The NANP format is a Digit number that consists of a 3-digit NPA code (commonly referred to as the area code), followed by a 3-digit NXX code and 4-digit line number.

     1.45 "Number Portability" is As Defined in the Act.

     1.46 "NXX" means the three-digit code which appears as the first three digits of a seven digit telephone number.

     1.47 "Party" means either Ameritech or Focal, and "Parties" means Ameritech and Focal.

     1.48 "Rate Center" means the specific geographic point which has been designated by a given LEC as being associated with a particular NPA-NXX code which has been assigned to the LEC for its provision of Telephone Exchange Service. The Rate Center is the finite geographic point identified by a specific V&H coordinate, which is used by that LEC to measure, for billing purposes, distance sensitive transmission services associated with the specific Rate Center. Rate Centers will be identical for each Party until such time as Focal is permitted by an appropriate regulatory body to create its own Rate Centers within an area.

     1.49 "Reciprocal Compensation" is As Described in the Act, and refers to the payment arrangements that recover costs incurred for the transport and termination of Telecommunications originating on one Party's network and terminating on the other Party's network.

     1.50 "Routing Point" means a location which a LEC has designated on its own network as the homing (routing) point for inbound traffic to one or more of its NPA-NXX codes. The Routing Point is also used to calculate mileage measurements for the distance-sensitive transport element charges of Switched Exchange Access Services. Pursuant to Bell Communications Research, Inc. ("Bellcore") Practice BR 795-100 100 (the "Bellcore Practice"), the Routing Point (referred to as the "Rating Point" in such Bellcore Practice) may be an End Office Switch location, or a "LEC Consortium Point of Interconnection." Pursuant to such Bellcore Practice, each "LEC Consortium Point of Interconnection" shall be designated by a common language location identifier (CLLI) code with (x)KD in positions 9, 10, 11, where (x) may be any alphanumeric A-Z or 0-9. The Routing Point must be located within the LATA in which the corresponding NPA-NXX is located. However, Routing Points associated with each NPA-NXX need not be the same as the corresponding Rate Center, nor must there be a unique and separate Routing Point corresponding to each unique and separate Rate Center; provided only that the Routing Point associated with a given NPA-NXX must be located in the same LATA as the Rate Center associated with the NPA-NXX.

     1.51 "Service Control Point" or "SCP" means a Signaling End Point that acts as a database to provide information to another signaling end point (i.e., Service Switching Point or another SCP) for processing or routing certain types of network calls. A query/response mechanism is typically used in communicating with an SCP.

     1.52 "Signaling End Point" or "SEP" means a signaling point, other than an STP, which seines as a source or a repository for CCIS messages.

     1.53 "Signaling Transfer Point" or "STP" means a signaling point that performs message routing functions and provides information for the routing of messages between SEPs. An STP transmits, receives and processes CCIS messages.

     1.54 "Switched Exchange Access Service" means the offering of transmission or switching services to Telecommunications Carriers for the purpose of the origination or termination of Telephone Toll Service. Switched Exchange Access Services include: Feature Group A, Feature Group B, Feature Group D, 800/888 access, and 900 access and their successors or similar Switched Exchange Access services.

     1.55 "Synchronous Optical Network" or "SONET" means an optical interface standard that allows inter-networking of transmission products from multiple vendors. The base rate is 51.84 Mbps (OC-1/STS-1) and higher rates are direct multiples of the base rate, up to 13.22 Gpbs.

     1.56 "Technically Feasible Point" is As Described in the Act.

     1.57 "Telecommunications" is As Defined in the Act.

     1.58 "Telecommunications Act" means the Telecommunications Act of 1996 and any rules and regulations promulgated thereunder.

     1.59 "Telecommunications Carrier" is As Defined in the Act.

     1.60 "Telecommunications Service" is As Defined in the Act.

     1.61 "Telephone Exchange Service" is As Defined in the Act.

     1.62 "Telephone Toll Service" is As Defined in the Act.

     1.63 "Wire Center" means an occupied structure or portion thereof in which a Party has the exclusive right of occupancy and which serves as a Routing Point for Switched Exchange Access Service.

2.0  INTERPRETATION AND CONSTRUCTION.

     All references to Sections, Exhibits and Schedules shall be deemed to be references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The headings of the Sections and the terms defined in Schedule 1.0 are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless the context shall otherwise require, any reference to any agreement, other instrument (including Ameritech or other third party offerings, guides or practices), statute, regulation, rule or tariff is to such agreement, instrument, statute, regulation, rule or tariff as amended and supplemented from time to time (and, in the case of a statute, regulation, rule or tariff, to any successor provision).

3.0  IMPLEMENTATION SCHEDULE AND INTERCONNECTION ACTIVATION DATES.

     Subject to the terms and conditions of this Agreement, Interconnection of the Parties' facilities and equipment pursuant to Section 4.0 for the transmission and routing of Telephone Exchange Service traffic Exchange Access traffic shall be established on or before the corresponding "Interconnection Activation Date" shown for each such LATA on Schedule 3.0. Schedule 3.0 may be revised and supplemented from time to time upon the mutual agreement of the Parties to reflect the Interconnection of additional LATAs pursuant to Section
4.5 by attaching one or more supplementary schedules to such schedule.

4.0  INTERCONNECTION PURSUANT TO SECTION 251(c)(2).

     4.1  Scope

     Section 4.0 describes the physical architecture for Interconnection of the Parties' facilities and equipment for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic pursuant to Section 251(c)(2) of the Act. Sections 5.0 and 6.0 prescribe the specific logical trunk groups (and traffic routing parameters) which will be configured over the physical connections described in this Section 4.0 related to the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic, respectively. Other trunk groups, as described in this Agreement, may be configured using this architecture.

     4.2  Physical Architecture

     In each LATA identified on Schedule 3.0, Focal and Ameritech shall jointly engineer and operate a single Synchronous Optical Network ("SONET") transmission system by which they shall Interconnect their networks for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic pursuant to Section 251(c)(2) of the Act. Unless otherwise mutually agreed, this SONET transmission system shall be configured as illustrated in Exhibit B, and engineered, installed, and maintained as described in this Section 4.0 and in the Joint Grooming Plan (as defined in Section 8.1).

          4.2.1 The Parties shall jointly determine and agree upon the specific Optical Line Terminating Multiplexer ("OLTM") equipment to be utilized at each end of the SONET transmission system. If the Parties cannot agree on the OLTM, the following decision criteria shall apply to the selection of the OLTM:

               (a) First, the type of OLTM equipment utilized by both Parties within the LATA. Where more than one type of OLTM equipment is used in common by the Parties within the LATA, the Parties shall choose from among the common types of OLTM equipment according to the method described in subsection
                    (c) below;

               (b) Second, the type of OLTM equipment utilized by both Parties anywhere outside the LATA. Where more than one type of OLTM equipment is used in common by the Parties outside the LATA, the Parties shall choose from among the common types of OLTM equipment according to the method described in subsection
                    (c) below; and

               (c) Third, the Party first selecting the OLTM equipment shall be determined by lot and the choice to select such OLTM equipment shall thereafter alternate between the Parties.

          4.2.2 Ameritech shall, wholly at its own expense, procure, install and maintain the agreed upon OLTM equipment in the Ameritech Interconnection Wire Center ("AIWC") identified for each LATA set forth on Schedule 3.0, in capacity sufficient to provision and maintain all logical trunk groups prescribed by Sections 5.0 and 6.0.

          4.2.3 Focal shall, wholly at its own expense, procure, install and maintain the agreed upon OLTM equipment in the Focal Interconnection Wire Center ("FIWC") identified for that LATA in Schedule 3.0, in capacity sufficient to provision and maintain all logical trunk groups prescribed by Sections 5.0 and 6.0.

          4.2.4 Ameritech shall designate a manhole or other suitable entry-way immediately outside the AIWC as a Fiber-Meet entry point, and shall make all necessary preparations to receive, and to allow and enable Focal to deliver, fiber optic facilities into that manhole with sufficient spare length to reach the OLTM equipment in the AIWC. Focal shall deliver and maintain such strands wholly at its own expense.

          4.2.5 Focal shall designate a manhole or other suitable entry-way immediately outside the FIWC as a Fiber-Meet entry point, and shall make all necessary preparations to receive, and to allow and enable Ameritech to deliver, fiber optic facilities into that manhole with sufficient spare length to reach the OLTM equipment in the FIWC. Ameritech shall deliver and maintain such strands wholly at its own expense.

          4.2.6 Focal shall pull the fiber optic strands from the Focal-designated manhole/entry-way into the FIWC and through appropriate internal conduits Focal utilizes for fiber optic facilities and shall connect the Ameritech strands to the OLTM equipment Focal has installed in the FIWC.

          4.2.7 Ameritech shall pull the fiber optic strands from the Ameritech-designated manhole/entry-way into the AIWC and through appropriate internal conduits Ameritech utilizes for fiber optic facilities and shall connect the Focal strands to the OLTM equipment Ameritech has installed in the AIWC.

          4.2.8 Each Party shall use its best efforts to ensure that fiber received from the other Party will enter the Party's Wire Center through a point separate from that which the Party's own fiber exited.

          4.2.9 The Parties shall jointly coordinate and undertake maintenance of the SONET transmission system. Each Party shall be responsible for maintaining the components of the SONET transmission system as illustrated on Exhibit B.

     4.3  Interim Alternative Physical Architecture

          4.3.1 Either Party may unilaterally elect, by providing notice to the other Party not less than seventy-five (75) days in advance of an applicable Interconnection Activation Date, to interconnect on or before such Interconnection Activation Date via an electrical DS3 (or multiples thereof) interface instead of the SONET transmission system for an interim period (the "Interim Period") not to exceed one-hundred eighty (180) days after the Interconnection Activation Date.

          4.3.2 The Party which did not elect such alternative architecture shall have the option of specifying that such alternative architecture shall occur over a Collocation at either Party's premises in accordance with Section
12.0 or any other arrangement to which the Parties may agree.

          4.3.3 During any Interim Period, specific logical trunk groups (and traffic routing parameters) will be configured over the alternate physical architecture for transmission and routing of Telephone Exchange Service traffic and for transmission and routing of Exchange Access traffic pursuant to Section
5.0 and Section 6.0, respectively.

          4.3.4 During any Interim Period, neither Party shall charge the other Party for Collocation Cross Connection for trunk groups delivered via Collocation.

          4.3.5 Unless otherwise mutually agreed, the Parties shall transition to a SONET transmission system for the applicable LATA pursuant to Section 4.2 no later than the last day of the Interim Period.

     4.4  Technical Specifications

          4.4.1 Focal and Ameritech shall work cooperatively to install and maintain a reliable network. Focal and Ameritech shall exchange appropriate information (e.g., maintenance contact numbers, network information, information required to comply with law enforcement and other security agencies of the Government and such other information as the Parties shall mutually agree) to achieve this desired reliability.

          4.4.2 Focal and Ameritech shall work cooperatively to apply sound network management principles by invoking network management controls to alleviate or to prevent congestion.

          4.4.3 The following list of publications describe the practices, procedures, specifications and interfaces generally utilized by Ameritech and are listed herein to assist the Parties in meeting their respective Interconnection responsibilities related to Electrical/Optical Interfaces:

               (a) Bellcore Technical Publication TR-INS-000342; High Capacity Digital Special Access Service, Transmission Parameter Limits and Interface Combinations; and

               (b) Ameritech Technical Publication AM-TR-TMO-000072; Service Description and Interface Requirements for Ameritech's Optical Service.

     4.5  Interconnection in Additional LATAs

          4.5.1 If Focal determines to offer Telephone Exchange Services in any other LATA in which Ameritech also offers Telephone Exchange Services, Focal shall provide written notice to Ameritech of the need to establish Interconnection in such LATA pursuant to this Agreement.

          4.5.2 The notice provided in Section 4.5.1 shall include (i) the initial Routing Point Focal has designated in the new LATA; (ii) Focal's requested Interconnection Activation Date; and (iii) a non-binding forecast of Focal's bunking requirements.

          4.5.3 Unless otherwise agreed by the Parties, the Parties shall designate the Wire Center Focal has identified as its initial Routing Point in the LATA as the FIWC in that LATA and shall designate the Ameritech Tandem Office Wire Center within the LATA nearest to the FIWC (as measured in airline miles utilizing the V&H coordinates method) as the AIWC in that LATA.

          4.5.4 Unless otherwise agreed by the Parties, the Interconnection Activation Date in each new LATA shall be the earlier of (i) the date mutually agreed by the Parties and (ii) the date that is one-hundred fifty (150) days after the date on which Focal delivered notice to Ameritech pursuant to Section 4.5.1. Within ten (10) business days of Ameritech's receipt of Focal's notice, Ameritech and Focal shall confirm the AIWC, the FIWC and the Interconnection Activation Date for the new LATA by attaching a supplementary schedule to Schedule 3.0.

5.0  TRANSMISSION AND ROUTING OF TELEPHONE EXCHANGE
     SERVICE TRAFFIC PURSUANT TO SECTION 251(c)(2)

     5.1  Scope of Traffic

     Section 5.0 prescribes parameters for trunk groups (the "Local/IntraLATA Trunks") to be effected over the Interconnections specified in Section 4.0 for the transmission and routing of Local Traffic and IntraLATA Toll Traffic between the Parties' respective Telephone Exchange Service Customers and where such traffic is not presubscribed for carriage by a third party carrier.

     5.2  Switching System Hierarchy

          5.2.1 For purposes of this Section 5.0, each of the following Central Office Switches shall be designated as a "Primary Switch":

               (a)  Each Access Tandem Ameritech operates in the LATA;

               (b) The initial switch Focal employs to provide Telephone Exchange Service in the LATA;

               (c) Any Access Tandem Focal may establish for provision of Exchange Access in the LATA; and

               (d) Any additional switch Focal may subsequently employ to provide Telephone Exchange Service in the LATA which Focal may at its sole option designate as a Primary Switch; provided that the total number of Focal Primary Switches for a LATA may not exceed the total number of Ameritech's Primary Switches for that LATA. To the extent Focal chooses to designate any additional switch as a Primary Switch, it shall provide notice to Ameritech of such designation at least ninety (90) days in advance of the date on which Focal activates such switch as a Primary Switch.

          5.2.2 Each Central Office Switch operated by the Parties which is not designated as a Primary Switch pursuant to Section 5.2.1 shall be designated as a "Secondary Switch".

          5.2.3 For purposes of Focal routing traffic to Ameritech, subtending arrangements between Ameritech Primary Switches and Ameritech Secondary Switches shall be the same as the Access Tandem/End Office sub-tending arrangements which Ameritech maintains for those switches. For purposes of Ameritech routing traffic Focal, subtending arrangements between Focal Primary Switches and Focal Secondary Switches shall be the same as the Access Tandem/End Office sub-tending arrangements which Focal maintains for those switches.

     5.3  Trunk Group Architecture and Traffic Routing

     The Parties shall jointly engineer and configure Local/IntraLATA Trunks over the physical Interconnection arrangements as follows:

          5.3.1 The Parties shall initially configure a separate two-way trunk group as a direct transmission path between each Focal Primary Switch and each Ameritech Primary Switch.

          5.3.2 Notwithstanding anything to the contrary in this Section 5.0, if the two-way traffic volumes between any two Central Office Switches (whether Primary-Primary, Primary-Secondary or Secondary-Secondary) at any time exceeds the CCS busy hour equivalent of one DS1, the Parties shall within sixty (60) days after such occurrence add trunks or establish new direct trunk groups consistent with the grades of service and quality parameters set forth in the Joint Grooming Plan; provided, however, nothing in this Section 5.3 shall require a Party to establish new direct trunk groups on or before the date which is one-hundred twenty (120) days after the applicable Interconnection Activation Date; provided, however, that if such traffic volume is exceeded within such one-hundred twenty (120) day period, such Party shall establish new direct trunk groups on the date which is the later of (i) sixty (60) days after such occurrence or (ii) one-hundred twenty-one (121) days after the Interconnection Activation Date.

     5.4  Interim Use of 1-Way Trunks

     Either Party may unilaterally elect, by providing notice to the other Party not less than seventy-five (75) days in advance of an applicable Interconnection Activation Date, to employ 1-way trunk groups for an interim period (the "1-Way Trunk Periods) not to exceed one-hundred twenty (120) days after the Interconnection Activation Date; provided that the Parties shall transition all 1-way trunks established under this Section 5.4 to 2-way trunks on or before the last day of such 1-Way Trunk Period.

     5.5  Signaling

          5.5.1 Where available, CCIS signaling shall be used by the Parties to set up calls between the Parties' Telephone Exchange Service networks. If CCIS signaling is unavailable, MF (Multi-Frequency) signaling shall be used by the Parties. Each Party shall charge the other Party equal and reciprocal rates for CCIS signaling in accordance with applicable tariffs. During the tenn of this Agreement neither Party shall charge the other Party additional usage-sensitive rates for SS7 queries made for Local Traffic.

          5.5.2 The following list of publications describe the practices, procedures and specifications utilized by Ameritech for signaling purposes and are listed herein to assist the Parties in meeting their respective Interconnection responsibilities related to Signaling:

                 (a) Bellcore Special Report SR-TSV 002275, BOC Notes on the LEC Networks - Signaling.

                 (b) Ameritech Supplement AM-TR-OAT 000069, Common Channel Signaling Network Interface Specifications.

          5.5.3 The Parties will cooperate on the exchange of Transactional Capabilities Application Part (TCAP) messages to facilitate interoperability of CCIS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its Customers. All CCIS signaling parameters will be provided including, without limitation, calling party number (CPN), originating line information (OLI), calling party category and charge number.

          5.5.4 Where available and upon the request of the other Party, each Party shall cooperate to ensure that its trunk groups are configured utilizing the B8ZS ESF protocol for 64 kbps clear channel transmission to allow for ISDN interoperability between the Parties' respective networks.

     5.6  Grades of Service

     The Parties shall initially engineer and shall jointly monitor and enhance all trunk groups consistent with the Joint Grooming Plan.

     5.7  Measurement and Billing

          5.7.1 For billing purposes, each Party shall pass Calling Party Number (CPN) information on each call carried over the Local/IntraLATA Trunks; provided that so long as the percentage of calls passed with CPN is greater than ninety percent (90%), all calls exchanged without CPN information shall be billed as either Local Traffic or IntraLATA Toll Traffic in direct proportion to the minutes of use of calls exchanged with CPN information.

          5.7.2 Measurement of billing minutes shall be in actual conversation seconds.

     5.8  Reciprocal Compensation Arrangements--Section 251(b)(5).

          5.8.1 Reciprocal Compensation applies for transport and termination of Local Traffic billable by Ameritech or Focal which a Telephone Exchange Service Customer originates on Ameritech's or Focal's network for termination on the other Party's network.

          5.8.2 The Parties shall compensate each other for transport and termination of Local Traffic the rates provided in the Pricing Schedule.

          5.8.3 The Reciprocal Compensation arrangements set forth in this Agreement are not applicable to Switched Exchange Access Service. All Switched Exchange Access Service and all IntraLATA Toll Traffic shall continue to be governed by the terms and conditions of the applicable federal and state tariffs.

          5.8.4 Each Party shall charge the other Party its effective tariffed intraLATA FGD switched access rates for the transport and termination of all IntraLATA Toll Traffic.

          5.8.5 Compensation for transport and termination of all traffic which has been subject to performance of INP by one Party for the other Party pursuant to Section 13.0 shall be as specified in Section 13.5.

6.0  TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC PURSUANT TO 251(c)(2).

     6.1  Scope of Traffic

     Section 6.0 prescribes parameters for certain trunk groups ("Access Toll Connecting Trunks") to be established over the Interconnections specified in
Section 4.0 for the transmission and routing of Exchange Access traffic between Focal Telephone Exchange Service Customers and Interexchange Carriers.

     6.2  Trunk Group Architecture and Traffic Routing

          6.2.1 The Parties shall jointly establish Access Toll Connecting Trunks by which they will jointly provide tandem-transported Switched Exchange Access Services to Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic from/to Focal's Customers.

          6.2.2 Access Toll Connecting Trunks shall be used solely for the transmission and routing of Exchange Access to allow Focal's Customers to connect to or be connected to the Interexchange trunks of any Interexchange Carrier which is connected to an Ameritech Access Tandem.

          6.2.3 The Access Toll Connecting Trunks shall be two-way trunks connecting an End Office Switch Focal utilizes to provide Telephone Exchange Service and Switched Exchange Access in a given LATA to an Access Tandem Switch Ameritech utilizes to provide Exchange Access in such LATA.

          6.2.4 The Parties shall jointly determine which Ameritech access Tandem(s) will be sub-tended by each Focal End Office Switch. Except as otherwise agreed by the Parties,

Ameritech shall allow each Focal End Office Switch to subtend the access Tandem nearest to the Routing Point associated with the NXX codes assigned to that End Office Switch and shall not require that a single Focal End Office Switch subtend multiple access Tandems, even in those cases where such End Office Switch serves multiple Rate Centers.

     6.3  Meet-Point Billing Arrangements

     Meet-Point Billing Arrangements between the Parties for jointly-provided Switched Exchange Access Services on Access Toll Connecting Trunks will be governed by the terms and conditions of the Agreement For Switched Access Meet Point Billing and shall be billed at each Party's applicable access rates.

7.0  TRANSPORT AND TERMINATION OF OTHER TYPES OF TRAFFIC

     7.1  Information Services Traffic

          7.1.1 Each Party shall route Information Service Traffic which originates on its own network to the appropriate information services platform(s) connected to the other Party's network over the Local/IntraLATA Trunks.

          7.1.2 The Party ("Originating Party") on whose network the Information Services Traffic originated shall provide an electronic file transfer or monthly magnetic tape containing recorded call detail information to the Party ("Terminating Party") to whose information platform the Information Services Traffic terminated.

          7.1.3 The Terminating Party shall provide to the Originating Party via electronic file transfer or magnetic tape all necessary information to rate the Information Services Traffic to the Originating Party's Customers pursuant to the Terminating Party's agreements with each information provider.

          7.1.4 The Originating Party shall bill and collect such information provider charges and remit the amounts collected to the Terminating Party less:

                 (a) The Information Services Billing and Collection fee set forth on the Pricing Schedule; and

                 (b) An uncollectibles reserve calculated based on the uncollectibles reserve in the Terminating Party's billing and collection agreement with the applicable information provider; and

                 (c)  Customer adjustments provided by the Originating Party.

The Originating Party shall provide to the Terminating Party sufficient information regarding uncollectibles and Customer adjustments. The Terminating Party shall pass through the adjustments to the information provider. However, if the information provider disputes such adjustments and refuses to accept such adjustments, the Originating Party shall reimburse the Terminating Party for all such disputed adjustments. Final resolution regarding all disputed adjustments shall be solely between the Originating Party and the information provider.

          7.1.5 Nothing in this Agreement shall restrict either Party from offering to its Exchange Service Customers the ability to block the completion of Information Service Traffic.

     7.2  BLV/BLVI Traffic

          7.2.1 Busy Line Verification ("BLV") is performed when one Party's Customer requests assistance from the operator bureau to determine if the called line is in use, however, the operator bureau will not complete the call for the Customer initiating the BLV inquiry. Only one BLV attempt will be made per Customer operator bureau call, and a charge shall apply whether or not the called party releases the line.

          7.2.2 Busy Line Verification Interrupt ("BLVI") is performed when one Party's operator bureau interrupts a telephone call in progress after BLV has occurred. The operator bureau will interrupt the busy line and inform the called party that there is a call waiting. The operator bureau will only interrupt the call and will not complete the telephone call of the Customer initiating the BLVI request. The operator bureau will make only one BLVI attempt per Customer operator telephone call and the applicable charge applies whether or not the called party releases the line.

          7.2.3 Each Party's operator bureau shall accept BLV and BLVI inquiries from the operator bureau of the other Party in order to allow transparent provision of BLV/BLVI Traffic between the Parties' networks.

          7.2.4 Each Party shall route BLV/BLVI Traffic inquiries over separate direct trunks (and not the Local/IntraLATA Trunks) established between the Parties' respective operator bureaus. Unless otherwise mutually agreed, the Parties shall configure BLV/BLVI trunks over the Interconnection architecture defined in Section 4.0, consistent with the Joint Grooming Plan. Each Party shall compensate the other Park for BLV/BLVI Traffic as set forth on the Pricing Schedule.

     7.3  Transit Service

          7.3.1 Ameritech shall provide Focal Transit Service as provided in this Section 7.3.

          7.3.2 Transit Services means the delivery of certain traffic between Focal and a third party LEC by Ameritech over the Local/IntraLATA Trunks. The following traffic types will be delivered: (i) Local Traffic originated from Focal to such third party LEC and (ii) IntraLATA Toll Traffic originated from such third party LEC and terminated to Focal where

Ameritech carries such traffic pursuant to the Commission's primary toll carrier plan or other similar plan.

          7.3.3 Subject to Section 7.3.4, the Parties shall compensate each other for Transit Service as follows:

                 (a) Focal shall pay Ameritech for Local Traffic originates over the Transit Service at the rate specified in the Pricing Schedule plus any additional charges or costs such terminating third party LEC imposes or levies on Ameritech for the delivery or termination of such traffic, including any switched access charges; and

                 (b) Ameritech shall pay Focal for IntraLATA Toll Traffic terminated to Focal from such third party LEC (where Ameritech delivers such traffic pursuant to the Commission's primary toll carrier plan or other similar plan) at Focal's applicable switched access rates.

          7.3.4 While the Parties agree that it is the responsibility of each third party LEC to enter into arrangements to deliver Local Traffic to Focal, they acknowledge that such arrangements are not currently in place and an interim arrangement is necessary to ensure traffic completion. Accordingly, until the earlier of (i) the date on which either Party has entered into an arrangement with such third party LEC to deliver Local Traffic to Focal and (ii) one-hundred and eighty (180) days after the Interconnection Activation Date, Ameritech will deliver and Focal will terminate Local Traffic originated from such third party LEC without charge to one another. If an arrangement is not entered into by the 180th day, either Party may block such Local Traffic.

          7.3.5 Ameritech expects that all networks involved in transit traffic will deliver each call to each involved network with CCIS and the appropriate Transactional Capabilities Application Part ("TCAP") message to facilitate full interoperability and billing functions. In all cases, Focal is responsible to follow the Exchange Message Record ("EMR") standard and exchange records with both Ameritech and the terminating LEC to facilitate the billing process to the originating network.

          7.3.6 For purposes of this Section 7.3, Ameritech agrees that it shall make available to Focal, at Focal's sole option, any transiting arrangement Ameritech's offers to another LEC at the same rates, terms and conditions provided to such other LEC.

8.0  JOINT GROOMING PLAN AND INSTALLATION, MAINTENANCE, TESTING AND REPAIR.

     8.1  Joint Grooming Plan

     On or before August 16, 1996, Focal and Ameritech shall jointly develop a grooming plan (the "Joint Grooming Plan") which shall define and detail, inter alia,

          (a) standards to ensure that Interconnection trunk groups experience a grade of service, availability and quality which is comparable to that achieved on interoffice trunks within Ameritech's network and in accord with all appropriate relevant industry-accepted quality, reliability and availability standards;

          (b) the respective duties and responsibilities of the Parties with respect to the administration and maintenance of the trunk groups, including but not limited to standards and procedures for notification and discoveries of trunk disconnects;

          (c)  maintenance of the SONET transmission system;

          (d)  disaster recovery provision escalations; and

          (e)  such other matters as the Parties may agree.

     8.2  Installation, Maintenance, Testing and Repair

     Ameritech's standard intervals for Feature Group D Exchange Access Services will be used for Interconnection as specified in the Ameritech Dedicated and Switched Common Service Switched Access and Exchange Interval Guide, AM-TR-MKT 000066. Focal shall meet the same intervals for comparable installations, maintenance, joint testing, and repair of its facilities and services associated with or used in conjunction with Interconnection or shall notify Ameritech of its inability to do so and will negotiate such intervals in good faith.

9.0  UNBUNDLED ACCESS--SECTION 251(c)(3)

     9.1  Access to Network Elements

          9.1.1 Ameritech shall provide Focal access to Ameritech's Network Elements on an unbundled basis at any technically feasible point in accordance with the terms and conditions of this Section 9.0 and the requirements of the Act. Ameritech shall provide Focal access to each unbundled Network Element, along with all of such unbundled Network Element's features, functions, and capabilities in accordance with the terms and conditions of Section 3.0 and as required by the Act, in a manner that shall allow Focal to provide any

Telecommunications Service that can be offered by means of that Network Element; provided that the use of such Network Element is consistent with the Act.

          9.1.2 Notwithstanding anything to the contrary in this Section 9.0, Ameritech shall not be required to provide Network Elements beyond those identified in 47 C.F.R. (S) 51.319 to Focal if:

          (1)  The Commission concludes that:

               (A) such Network Element is proprietary or contains proprietary information that will be revealed if such Network Element is provided to Focal on an unbundled basis; and

               (B) Focal could offer the same proposed Telecommunications Service through the use of other, nonproprietary Network Elements within Ameritech's network; or

          (2) The Commission concludes that the failure of Ameritech to provide access to such Network Element would not decrease the quality of, and would not increase the financial or administrative cost of, the Telecommunications Service Focal seeks to offer, compared with providing that service over other unbundled Network Elements in Ameritech's network.

          9.1.3 Ameritech shall be required to make available Network Elements only where such Network Elements, including facilities and software necessary to provide such Network Elements, are available. If Ameritech makes available Network Elements that require special construction, Focal shall pay to Ameritech any applicable special construction charges.

     9.2  Network Elements

     At the request of Focal, Ameritech shall provide Focal access to the following Network Elements on an unbundled basis:

          9.2.1  Local Loops, as more fully described on Schedule 9.2.1;

          9.2.2  The Network Interface Device, as more fully described on
Schedule 9.2.2;

          9.2.3  Switching Capability, as more fully described on Schedule
9.2.3;

          9.2.4  Interoffice Transmission Facilities, as more fully described on
Schedule 9.2.4;

          9.2.5 Signaling Links and Call-Related Databases, as more fully described on Schedule 9.2.5;

          9.2.6 Operations Support Systems ("OSS") functions, to be used in conjunction with other Network Elements, as more fully described on Schedule 9.2.6; and

          9.2.7 Operator Services and Directory Assistance, as more fully described on Schedule 9.2.7.

     9.3 Combination of Network Elements

          9.3.1 Ameritech shall provide Network Elements to Focal in a manner that shall allow Focal to combine such Network Elements (a "Combination") in order to provide a Telecommunications Service. When purchasing a Combination, Focal will have access to all features and capabilities of each individual Network Element that comprises such Combination and the specific technical and interface requirements for each of the Network Elements shall apply, except to the extent not technically feasible given the specific manner in which Focal has requested that the elements be combined.

          9.3.2 Except upon the request of Focal, Ameritech shall provide Network Elements separately from each other, and shall not separate Network Elements it normally provides in combination into separate Network Elements.

          9.3.3 Upon Focal's request, Ameritech shall perform the functions necessary to combine Ameritech's Network Elements in any manner, even if those elements are not ordinarily combined in Ameritech's network; provided that such combination is (i) technically feasible and (ii) would not impair the ability of other Telecommunications Carriers to obtain access to unbundled Network Elements or to Interconnect with Ameritech's network. In addition, upon a request of Focal that is consistent with the above criteria, Ameritech shall perform the functions necessary to combine Ameritech's Network Elements with elements possessed by Focal in any technically feasible manner to allow Focal to provide a Telecommunications Service.

          9.3.4 Ameritech shall make available to Focal the following Combinations at the rates set forth at Item V of the Pricing Schedule:

               9.3.4.1 Unbundled Element Platform with Operator Services and Directory Assistance. This Combination is described on
                        Schedule 9.3.4.

               9.3.4.2  Loop Combination. This Combination is described on
                        Schedule 9.3.4.

               9.3.4.3 Switching Combination #1. This Combination is described on Schedule 9.3.4.

               9.3.4.4 Unbundled Element Platform without Operator Services and Directory Assistance. This Combination is described on
                        Schedule 9.3.4.

          9.3.5 The following Network Elements and Combinations shall be requested by Focal in accordance with Section 9.6:

               9.3.5.1  Unbundled Loop - Distribution.

               9.3.5.2  Unbundled Loop - Concentrators/Multiplexers.

               9.3.5.3  Unbundled Loop - Feeder.

               9.3.5.4 Loop/Network Combination. This Combination is described on Schedule 9.3.5.

               9.3.5.5 Switching Combination #2. This Combination is described on Schedule 9.3.5.

               9.3.5.6 Switching Combination #3. This Combination is described on Schedule 9.3.5.

               9.3.5.7  Switched Data Services. This Combination is described on
                        Schedule 9.3.5.

          9.3.6 Any request by Focal for Ameritech to provide any Combination other than as set forth in Section 9.3.4, to combine the unbundled Network Elements of Ameritech with Focal, or to perform any other function under this
Section 9.3 shall be made by Focal in accordance with Section 9.6.

     9.4 Nondiscriminatory Access to and Provision of Network Elements

          9.4.1 Subject to Section 9.4.4, the quality of an unbundled Network Element as well as the quality of the access to such unbundled Network Element that Ameritech provides to Focal shall be the same for all Telecommunications Carriers requesting access to such Network Element.

          9.4.2 Subject to Section 9.4.4, the quality of a Network Element, as well as the quality of the access to such Network Element, that Ameritech provides to Focal hereunder shall be at least equal in quality to that which Ameritech provides to itself, its subsidiaries, Affiliates and any other person, unless Ameritech proves to the Commission that it is not technically feasible to provide the Network Element requested by Focal, or access to such Network Element at a level of quality that is equal to that which Ameritech provides to itself.

          9.4.3 Ameritech shall provide Focal access to Network Elements and Operations Support Systems functions, including the time within which Ameritech provisions such access to Network Elements, on terms and conditions no less favorable than the terms and conditions under which Ameritech provides such elements to itself, its subsidiaries, Affiliates and any other person, except as may be provided by the Commission pursuant to Section 9.1.2.

          9.4.4 Upon the request of Focal, Ameritech shall provide to Focal a Network Element and access to such Network Element that is different in quality to that required under Sections 9.4.2 and 9.4.3, unless Ameritech proves to the Commission that it is not technically feasible to provide the requested Network Element or access to such Network Element at the requested level of quality. Any request by Focal for Ameritech to provide any Network Element or access thereto that is different in quality shall be made by Focal in accordance with Section 9.6.

     9.5 Provisioning of Network Elements

          9.5.1 Ameritech shall provide Focal unbundled Network Elements as set forth on Schedule 9.5.

          9.5.2 Ameritech shall provide Focal access to the functionalities for Ameritech's pre-ordering, ordering, provisioning, maintenance and repair, and billing functions of the Operations Support Systems functions that relate to the Network Elements that Focal purchases hereunder. Access to such functionalities for the Operations Support Systems functions shall be as provided in Schedule
9.2.6 and the Grooming Plan.

          9.5.3 Prior to submitting an order for a Network Element which replaces, in whole or in part, a service offered by Ameritech or any other telecommunications provider for which Ameritech changes a primary local exchange carrier, Focal shall deliver to Ameritech a representation of authorization in the form set forth on Schedule 9.5.3.

     9.6 Availability of Additional or Different Quality Network Elements

     Any request by Focal for access to a Network Element or a Combination or a standard of quality thereof that is not otherwise provided by the terms of this Agreement at the time of such request shall be made pursuant to a Bona Fide Request and shall be subject to the payment by Focal of all applicable costs in accordance with Section 252(d)(1) of the Act to process, develop, install and provide such Network Element, Combination or access.

     9.7 Pricing of Unbundled Network Elements

          9.7.1 Ameritech shall charge Focal the non-recurring and monthly recurring rates for unbundled Network Elements (including the monthly recurring rates for these specific Network Elements, service coordination fee, and Cross-Connect charges) as specified at Item V of the Pricing Schedule. If Focal requests or approves an Ameritech technician to perform services in excess of or not otherwise contemplated by the Line Connection Service, Ameritech may charge Focal for any additional and reasonable labor charges to perform such services.

          9.7.2 In addition to any other applicable charges under this Section 9.0, if Focal purchases unbundled Local Switching elements, Focal shall pay
Ameritech:

               (a) for interstate minutes of use traversing such unbundled Local Switching elements, the carrier common line charge described in 47 C.F.R. (S) 69.105 and a charge equal to seventy-five percent (75%) of the interconnection charge described in 47 C.F.R. (S) 69.124, only until the earliest of the following, and not thereafter:

                    (1)  June 30, 1997;

                    (2) The later of the effective date of a final decision in CC Docket No. 94-45, Federal-State Joint Board on Universal Service, or the effective date of a final FCC decision in a proceeding to consider reform of interstate access charges; or

                    (3) The date on which Ameritech is authorized to offer in-region interLATA service in Indiana pursuant to Section 271 of the Act; and

               (b) for intrastate toll minutes of use traversing such unbundled Local Switching elements, intrastate access charges comparable to those listed in Section 9.7.2(a) and any explicit intrastate universal service mechanism based on access charges, only until the earliest of the following, and not thereafter:

                    (1)  June 30, 1997;

                    (2) The effective date of the Commission's decision that Ameritech may not assess such charges; or

                    (3) The date on which Ameritech is authorized to offer in-region interLATA service in Indiana pursuant to Section 271 of the Act.

          9.7.3 If Focal orders a Combination identified in Section 9.3.4 and the provision of any such Combination requires Ameritech to modify any of its existing systems, service development processes or its network (beyond that required for Ameritech to provision its own retail services) to provide access to such Combination, Focal shall be required to compensate Ameritech for any costs incurred to provide access to such Combination.

     9.8  Maintenance of Unbundled Network Elements

          9.8.1 Ameritech shall provide maintenance of Loops, or Combinations which include Loops, as set forth in Schedule 9.8.

          9.8.2 If (i) Focal reports to Ameritech a suspected failure of a Network Element, (ii) Focal requests a dispatch, (iii) Ameritech dispatches a technician, and (iv) such trouble was not caused by Ameritech's facilities or equipment, then Focal shall pay Ameritech a trip charge and time charges as set forth at Item V of the Pricing Schedule.

     9.9  Standards of Performance

          9.9.1 Ameritech shall provide to Focal access to unbundled Network Elements (i) in accordance with Section 9.4 as determined by this Section 9.9 (including any Combinations, service levels and intervals that may be requested by Focal and agreed upon by the Parties pursuant to a Bona Fide Request) and
(ii) as required by the Commission (collectively, the "Ameritech Network Element Performance Benchmarks").

          9.9.2 To determine Ameritech's compliance with the Ameritech Network Element Performance Benchmarks, Ameritech shall maintain records of (i) specific criteria listed on Schedule 9.9, which criteria are the criteria that Ameritech currently measures to evaluate its provision of unbundled Network Elements and
(ii) such additional criteria the Parties agree upon regarding Ameritech's compliance with different performance levels and intervals of such Network Elements (and Combinations thereof) requested by Focal and provided by Ameritech pursuant to Section 9.6 and a Bona Fide Request (each, a "Network Element Performance Activity"). Ameritech shall maintain records relating to the access to unbundled Network Elements Ameritech provides to itself, its subsidiaries and Affiliates (the "Ameritech NE Records") and parallel records of the access to unbundled Network Elements Ameritech provides to (x) Focal (the "Focal NE Records") and (y) other LECs in the aggregate (the "Other LEC NE Records").

     The criteria will be revised in accordance with the procedures as agreed upon by the Parties if Ameritech no longer measures a criterion in assessing its performance in providing Network Elements or begins measuring additional criteria.

          9.9.3 Ameritech shall provide to Focal for each Reporting Period, by the twenty-second (22nd) day of the following month, in a self-reporting format the Ameritech NE Records, the Focal NE Records and the Other LEC NE Records so that the Parties can determine Ameritech's compliance with the Ameritech Network Element Performance Benchmarks. If (i) Ameritech fails to comply with an Ameritech Network Element Performance Benchmark with respect to a Network Element Performance Activity for a Reporting Period, (ii) the sample size of the Network Element Performance Activity measured for such Reporting Period is statistically valid and (iii) the amount by which the applicable Ameritech Network Element Performance Activity deviates from the corresponding Network Element Performance Benchmark is statistically significant, then Ameritech shall have committed a "Specified Performance Breach". Notwithstanding anything to the contrary in this Section 9.9.3, the Parties acknowledge that (x) Ameritech shall not be required to provide to Focal those Other LEC NE Records that correspond to and measure a level of quality and performance levels and intervals of unbundled Network Elements that are requested by another LEC pursuant to 47 C.F.R. (S) 51.311(c) and Section 9.6 and which are superior to that which Ameritech provides to Focal hereunder, (y) the Other LEC NE Records shall be provided to Focal on an aggregate basis and (z) such Other LEC NE Records shall be provided to Focal in a manner that preserves the confidentiality of each other LEC and any of such LEC's proprietary information (including CPNI).

          9.9.4 In no event shall Ameritech be deemed to have committed a Specified Performance Breach if Ameritech's failure to meet or exceed a Network Element Performance Activity is caused by a Delaying Event. If a Delaying Event
(i) prevents Ameritech from performing a certain function or action that affects a Network Element Performance Activity, then such occurrence shall be excluded from the calculation of such Network Element Performance Activity and the determination of Ameritech's compliance with the applicable Ameritech Network Element Performance Benchmark or (ii) only suspends Ameritech's ability to timely perform such Network Element Performance Activity, then the applicable time frame in which Ameritech's compliance with the Ameritech Network Element Performance Benchmark is measured shall be extended on a like-time basis equal to the duration of such Delaying Event.

          9.9.5 Upon the occurrence of a Specified Performance Breach by Ameritech, Focal may forego the dispute escalation procedures set forth in
Section 28.11 and (i) bring an action against Ameritech in an appropriate Federal district court, (ii) file a complaint against Ameritech with the FCC pursuant to Sections 207 or 208 of the Act, (iii) seek a declaratory ruling from the FCC, (iv) file a complaint in accordance with the rules, guidelines and regulations of the Commission or (v) seek other relief under Applicable Law.

          9.9.6 Focal shall also be entitled to (i) credits for delays by Ameritech in provisioning Network Elements pursuit to the terms and conditions agreed upon by the Parties and (ii) any Credit Allowances pursuant to the same terms and conditions that Ameritech offers Credit Allowances to its Customers, including those described on Schedule 9.9.6.

          9.9.7  The Parties' agreement to the procedures set forth in this
Section 9.9 shall not (i) relieve either Party of its obligations to perform any other duties under this Agreement or (ii) constitute a waiver of a right of either Party to claim that the parity requirements of this Agreement and of the Act have or have not been met.

10.0 RESALE--SECTIONS 251(c)(4) and 251(b)(1)

     10.1 Availability of Wholesale Rates for Resale

     Ameritech shall offer to Focal for resale at wholesale rates Ameritech's local exchange telecommunications services, as described in Section 251(c)(4) of the Act, in accordance with the terms and conditions of and at the rates specified in Ameritech's then effective Resale Local Exchange Service Tariff and other applicable tariffs. If the Parties decide to enter into a separate agreement to set forth the terms and conditions governing such resale, the Parties shall file such agreement with the Commission for approval by such Commission as a condition to the effectiveness of such agreement.

     10.2 Availability of Retail Rates for Resale

     Each Party shall make available its Telecommunications Services for resale at retail rates to the other Party in accordance with Section 251(b)(1) of the Act.

11.0 NOTICE OF CHANGES--SECTION 251(c)(5)

     If a Party makes a change in its network which it believes will materially affect the inter operability of its network with the other Party, the Party making the change shall provide at least ninety (90) days advance written notice of such change to the other Party.

12.0 COLLOCATION--SECTION 251(c)(C)

     12.1 Ameritech shall provide to Focal Physical Collocation of equipment necessary for Interconnection (pursuant to Section 4.0) or for access to unbundled Network Elements (pursuant to Section 9.0), except that Ameritech may provide for Virtual Collocation if Ameritech demonstrates to the Commission that Physical Collocation is not practical for technical reasons or because of space limitations, as provided in Section 251(c)(6) of the Act. Ameritech shall provide such Collocation for the purpose of Interconnection or access to unbundled Network Elements, except as otherwise mutually agreed to in writing by the Parties or as required by the FCC or the appropriate Commission subject to applicable federal and state tariffs.

     12.2 Although not required to do so by Section 251(c)(6) of the Act, by this Agreement, Focal agrees to provide to Ameritech upon Ameritech's Network Element Bona Fide Request by Ameritech, Collocation (at Focal's option either Physical or Virtual) of equipment for purposes of Interconnection (pursuant to
Section 4.0) on a non-discriminatory basis and at comparable rates, terms and conditions as Focal may provide to other third parties. Focal shall provide such Collocation subject to applicable tariffs or contracts.

     12.3 Where Focal is Virtually Collocated on the Effective Date in a premises that was initially prepared for Physical Collocation, Focal may elect to (i) retain its Virtual Collocation in that premises and expand that Virtual Collocation according to current procedures and applicable tariffs, or (ii) revert to Physical Collocation, in which case Focal shall coordinate with Ameritech for rearrangement of its equipment (transmission and IDLC) and circuits, for which Ameritech shall impose no conversion charge. All applicable Physical Collocation recurring charges shall apply.

     12.4 Where Focal is Virtually Collocated in a premises which was initially prepared for Virtual Collocation, Focal may elect to (i) retain its Virtual Collocation in that premises and expand that Virtual Collocation according to current procedures and applicable tariffs, or (ii) unless it is not practical for technical reasons or because of space limitations, convert its Virtual Collocation to Physical Collocation at such premises in which case Focal shall coordinate the construction and rearrangement with Ameritech of its equipment (IDLC and transmission) and circuits for which Focal shall pay Ameritech at applicable tariff rates. In addition, all applicable Physical Collocation recurring charges shall apply.

     12.5 For both Physical Collocation and Virtual Collocation, the Collocating Party shall provide its own or third-party leased transport facilities and terminate those transport facilities in equipment located in its Physical Collocation space at the Housing Party's premises as described in applicable tariffs or contracts and purchase Cross Connection to services or facilities as described in applicable tariffs or contracts.

     SECTION 251(b) PROVISIONS

13.0 NUMBER PORTABILITY--SECTION 251(b)(2)

     13.1 Scope

          13.1.1 The Parties shall provide Number Portability on a reciprocal basis to each other to the extent technically feasible, and in accordance with rules and regulations as from time to time prescribed by the FCC and/or the Commission.

          13.1.2 Until Number Portability is implemented by the industry pursuant to regulations issued by the FCC or the Commission, the Parties agree to provide Interim Telecommunications Number Portability ("INP") to each other through remote call forwarding, direct inward dialing and NXX migration.

          13.1.3 Once Number Portability is implemented pursuant to FCC or Commission regulation, either Party may withdraw, at any time and at its sole discretion, its INP offerings, subject to advance notice to the other Party and coordination to allow the seamless and transparent conversion of INP Customer numbers to Number Portability. Upon implementation of Number Portability pursuant to FCC regulation, both Parties agree to conform and provide such Number Portability.

     13.2 Procedures for Providing INP Through Remote Call Forwarding

     Focal and Ameritech will provide INP through Remote Call Forwarding as follows:

          13.2.1 A Customer of one Party ("Party A") elects to become a Customer of the other Party ("Party B"). The Customer elects to utilize the original telephone number(s) corresponding to the Exchange Service(s) it previously received from Party A, in conjunction with the Exchange Service(s) it will now receive from Party B. Upon receipt of a signed letter of agency from the Customer (and an associated service order) assigning the number to Party B. Party A will implement an arrangement whereby all calls to the original telephone number(s) will be forwarded to a new telephone number(s) designated by Party B. Party A will route the forwarded traffic to Party B over the appropriate Local/IntraLATA Trunks as if the call had originated on Party A's network.

          13.2.2 Party B will become the customer of record for the original Party A telephone numbers subject to the INP arrangements. Party A shall use its reasonable efforts to consolidate into as few billing statements as possible for all collect, calling card, and 3rd-number billed calls associated with those numbers, with sub-account detail by retained number. At Party B's sole discretion, such billing statement shall be delivered to Party B in an agreed-upon format via either electronic file transfer, daily magnetic tape, or monthly magnetic tape.

          13.2.3 Party A will update its Line Information Database ("LIDB") listings for retained numbers, and restrict or cancel calling cards associated with those forwarded numbers as directed by Party B.

          13.2.4 Within two (2) business days of receiving notification from the Customer, Party B shall notify Party A of the Customer's termination of service with Party B, and shall further notify Party A as to that Customer's instructions regarding its telephone number(s). Party A will reinstate service to that Customer, cancel the INP arrangements for that Customer's telephone Dumber(s), or redirect the INP arrangement to another INP-participating-LEC pursuant to the Customer's instructions at that time.

     13.3 Procedures for Providing INP Through Direct Inward Dial

     Upon request, Ameritech shall provide to Focal Interim Number Portability via Direct Inward Dial Trunks pursuant to applicable tariffs.

     13.4 Procedures for Providing INP Through NXX Migration

     Where either Party has activated an entire NXX for a single Customer, or activated a substantial portion of an NXX for a single Customer with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such Customer chooses to receive service from the other Party, the first Party shall cooperate with the second Party to have the entire NXX reassigned in the LERG (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to appropriate industry lead-times for movements of NXXs from one switch to another.

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

     13.5 Receipt of Terminating Compensation on Traffic to INP'ed Numbers

     The Parties agree that under INP terminating compensation on calls to INP'ed numbers should be received by each Customer's chosen LEC as if each call to the Customer had been originally addressed by the caller to a telephone number bearing an NPA-NXX directly assigned to the Customer's chosen LEC. In order to accomplish this objective where INP is employed, the Parties shall utilize the process set forth in this Section 13.5 whereby term meting compensation on calls subject to INP will be passed from the Party (the "Performing Party") which performs the INP to the other Party (the "Receiving Party") for whose Customer the INP is provided.

          13.5.1 The Parties shall individually and collectively track and quantify INP traffic between their networks based on the CPN of each call by identifying CPNs which are INP'ed numbers. The Receiving Party shall charge the Performing Party for each minute of INP traffic at the INP Traffic Rate specified in Section 13.5.3 in lieu of any other compensation charges for terminating such traffic.

          13.5.2 By the Interconnection Activation Date in each LATA, the Parties shall jointly estimate for the prospective year, based on historic data of all traffic in the LATA, the percentages of such traffic that if dialed to telephone numbers bearing NPA-NXXs directly assigned to a Receiving Party (as opposed to the INP'ed number) would have been subject to (i) Reciprocal Compensation ("Recip Traffic"), (ii) intrastate FGD charges ("Intra Traffic"),
(iii) interstate FGD charges ("Inter Traffic"), or (iv) handling as Local Traffic under transiting arrangements between the Parties ("Transit Traffic"). On the date which is six (6) months after the Interconnection Activation Date, and thereafter on each succeeding six month anniversary of such Interconnection Activation Date, the Parties shall establish new INP traffic percentages to be applied in the prospective six (6) month period, based on actual INP traffic percentages from the preceding six (6) month period.

          13.5.3  The INP Traffic Rate shall be equal to the sum of:

          (Recip Traffic percentage times the Reciprocal Compensation Rate set forth in the Pricing Schedule) plus (Intra Traffic percentage times Ameritech's effective intrastate FGD rates) EM (Inter Traffic percentage times Ameritech's effective interstate FGD rates).

A rate of zero shall be applied to the Transit Traffic percentage on the assumption that some portion of such Transit Traffic would otherwise be subject to other compensation arrangements and to account for a reasonable level of uncollectibles on terminating compensation. Interstate and intrastate FGD rates shall be calculated utilizing the effective interstate and intrastate carrier common line (CCL) rates, residual interconnection charge (RIC) rate elements, local switching (LS) rate elements, one-half the local transport termination
(LTT) rate elements, and one-half the local transport facility (LTF) rate elements (assuming a five (5) mile LTF).

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

14.0 DIALING PARITY -- SECTION 251(b)(3)

     The Parties shall provide Local Dialing Parity to each other as required under Section 251(b)(3) of the Act.

15.0 ACCESS TO RIGHTS-OF-WAY -- SECTION 251(b)(4)

     Each Party shall provide the other Party access to the poles, ducts, rights-of-way and conduits it owns or controls on terms, conditions and prices comparable to those offered to any other entity pursuant to each Party's applicable tariffs and/or standard agreements.


16.0 DATABASE ACCESS

     In accordance with Section 271 of the Act, Ameritech shall provide Focal with interfaces to access Ameritech's databases and associated signaling necessary for the routing and completion of Focal's traffic. Access to such databases, and the appropriate interfaces, shall be made available to Focal via a Network Element Bona Fide Request.

17.0 REFERRAL ANNOUNCEMENT

     When a Customer changes its service provider from Ameritech to Focal, or from Focal to Ameritech, and does not retain its original telephone number, the Party formerly providing service to such Customer shall provide a referral announcement ("Referral Announcement") on the abandoned telephone number which provides details on the Customer's new number. Referral Announcements shall be provided reciprocally, free of charge to either the other Party or the Customer, for the period specified in 170 IAC 7-1.1-11(I)(3)(a) and (b). However, if either Party provides Referral Announcements for a period longer than the above respective periods when its Customers change their telephone numbers, such Party shall provide the same level of service to Customers of the other Party.

18.0 OTHER SERVICES

     Focal and Ameritech provide other services to each other as required under the Act pursuant to the following Agreements:

          (a) Agreement by and between Focal and Ameritech for Enhanced 9-1-1 Service, dated March 16, 1998, and

          (b) Listing and Directory Services Agreement between Ameritech Advertising Services and Focal, dated February 4, 1998.

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

     GENERAL PROVISIONS

19.0 GENERAL RESPONSIBILITIES OF THE PARTIES

     19.1 Each of Ameritech and Focal shall use its best efforts to comply with the Implementation Schedule.

     19.2 The Parties shall exchange technical descriptions and forecasts of their Interconnection and traffic requirements in sufficient detail necessary to establish the Interconnections required to assure traffic completion to and from all Customers in their respective designated service areas. Focal, for the purpose of ubiquitous connectivity, network diversity and alternate routing, shall connect to at least one Tandem Office Switch for the receipt/completion of traffic to any Ameritech End Office Switches.

     19.3 Thirty (30) days after the Effective Date and each month during the term of this Agreement, each Party shall provide the other Party with a rolling, six (6) calendar month, non binding forecast of its traffic and volume requirements for the services and Network Elements provided under this Agreement in the form and in such detail as agreed by the Parties. Notwithstanding
Section 28.6.1, the Parties agree that each forecast provided under this Section
19.3 shall be deemed "Proprietary Information" under Section 28.6.

     19.4 Any Party that is required pursuant to this Agreement to provide a forecast (the "Forecast Provider") or the Party that is entitled pursuant to this Agreement to receive a forecast (the "Forecast Recipient") with respect to traffic and volume requirements for the services and Network Elements provided under this Agreement may request in addition to non-binding forecasts required by Section 19.3 that the other Party enter into negotiations to establish a forecast (a "Binding Forecast") that commits such Forecast Provider to purchase, and such Forecast Recipient to provide, a specified volume to be utilized as set forth in such Binding Forecast. The Forecast Provider and Forecast Recipient shall negotiate the terms of such Binding Forecast in good faith and shall include in such Binding Forecast provisions regarding price, quantity, liability for failure to perform under a Binding Forecast and any other terms desired by such Forecast Provider and Forecast Recipient. Notwithstanding Section 28.6.1, the Parties agree that each forecast provided under this Section 19.4 shall be deemed "Proprietary Information" under Section 28.6.

     19.5 Each Party is individually responsible to provide facilities within its network which are necessary for routing, transporting, measuring, and billing traffic from the other Party's network and for delivering such traffic to the other Party's network in the standard format compatible with Ameritech's network and to terminate the traffic it receives in that standard format to the proper address on its network. Such facility shall be designed based upon the description and forecasts provided under Sections 19.2 and 19.3 above. The Parties are each solely responsible for participation in and compliance with national network plans, including The National Network Security Plan and The Emergency Preparedness Plan.

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

     19.6 Neither Party shall use any service related to or using any of the services provided in this Agreement in any manner that interferes with other persons in the use of their service, prevents other persons from using their service, or otherwise impairs the quality of service to other carriers or to either Party's Customers, and either Party may discontinue or refuse service if the other Party violates this provision. Upon such violation, either Party shall provide the other Party notice, if practicable, at the earliest practicable time.

     19.7 Each Party is solely responsible for the services it provides to its Customers and to other Telecommunications Carriers.

     19.8 The Parties shall work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, and any other services related to this Agreement.

     19.9 Each Party is responsible for administering NXX codes assigned to it.

20.0 TERM AND TERMINATION

     20.1 The initial term of this Agreement shall be the period terminating on May 17, 1999 (the "Term"). Absent the receipt by one Party of written notice from the other Party at least sixty (60) days prior to the expiration of the Term to the effect that such Party does not intend to extend the Term of this Agreement, this Agreement shall automatically renew and remain in full force and effect on and after the expiration of the Term until terminated by either Party pursuant to Section 20.3.

     20.2 Either Party may terminate this Agreement in the event that the other Party (i) fails to pay any amount when due hereunder (excluding Disputed Amounts pursuant to Section 28.11) and fails to cure such nonpayment within sixty (60) days after receipt of written notice thereof; or (ii) fails to perform any other material obligation required to be performed by it pursuant to this Agreement and fails to cure such material nonperformance within forty-five (45) days after written notice thereof.

     20.3 If pursuant to Section 20.1 this Agreement continues in full force and effect after the expiration of the Term, either Party may terminate this Agreement ninety (90) days after delivering written notice to the other Party of its intention to terminate this Agreement. Neither Party shall have any liability to the other Party for termination of this Agreement pursuant to this
Section 20.3 other than to pay to the other Party any amounts owed under this Agreement.

     20.4 Upon termination or expiration of this Agreement in accordance with this Section 20.0:

          (a) each Party shall comply immediately with its obligations set forth in Section 28.6.3;

          (b) each Party shall continue to perform its obligations and provide the services as described herein until such time as a successor agreement between the Parties is entered into; provided, however, that the Parties shall renegotiate the rates, fees and charges contained herein; and

          (c) each Party shall promptly pay all amounts (including any late payment charges) owed under this Agreement.

     20.5 Except as set forth in Section 26.5, no remedy set forth in this Agreement is intended to be exclusive and each and every remedy shall be cumulative and in addition to any other rights or remedies now or hereafter existing under applicable law or otherwise.

21.0 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

     EXCEPT AS EXPRESSLY PROVIDED UNDER THIS AGREEMENT, NO PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, FUNCTIONS AND PRODUCTS IT PROVIDES UNDER OR CONTEMPLATED BY THIS AGREEMENT AND THE PARTIES DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

22.0 CANCELLATION CHARGES

     Except as, provided in Sections 9.6.4 and 19.4 and pursuant to a Network Element Bona Fide Request, or as otherwise provided in any applicable tariff or contract referenced herein, no cancellation charges shall apply.

23.0 NON-SEVERABILITY

     23.1 The services, arrangements, Interconnection, Network Elements, terms and conditions of this Agreement were mutually negotiated by the Parties as a total arrangement and are intended to be non-severable, subject only to Section
28.14 of this Agreement.

     23.2 Nothing in this Agreement shall be construed as requiring or permitting either Party to contravene any mandatory requirement of federal or state law, or any regulations or orders adopted pursuant to such law.

24.0 INDEMNIFICATION

     24.1 Each Party shall be responsible only for service(s) and facility(ies) which are provided by that Party, its authorized agents, subcontractors, or others retained by such parties, and neither Party shall bear any responsibility for the services and facilities provided by the other Party, its agents, subcontractors, or others retained by such parties.

     24.2 Except as otherwise provided in Sections 24.3, 24.4 and 25.2, and to the extent not prohibited by law and not otherwise controlled by tariff, each Party (the "Indemnifying Party) shall defend and indemnify the other Party (the Indemnified Party") and hold such Indemnified Party harmless against any Loss to a third party arising out of the negligence or willful misconduct by such Indemnifying Party, its agents, its Customers, contractors, or others retained by such parties, in connection with its provision of services or functions under this Agreement.

     24.3 In the case of any Loss alleged or made by a Customer of either Party, the Party (Indemnifying Party") whose Customer alleged or made such Loss shall defend and indemnify the other Party (the "Indemnified Party") and hold such Indemnified Party harmless against any or all of such Loss alleged by each and every Customer.

     24.4 Each Party ("Indemnified Party") shall be indemnified, defended and held harmless by the other Party ("Indemnifying Party") against any Loss arising from such Indemnifying Party's use of services offered under this Agreement, involving:

          (1) Claims for libel, slander, invasion of privacy, or infringement of copyright arising from the Indemnifying Party's own communications or the communications of such Indemnifying Party's Customers; or

          (2) Claims for patent, trademark, copyright infringement or other infringement of intellectual property rights, arising from the Indemnifying Party's acts combining or using the service furnished by the Indemnified Party in connection with facilities or equipment furnished by the Indemnifying Party or its Customers, agents, subcontractors or others retained by such parties.

     24.5 The Indemnifying Party agrees to defend any suit brought against the Indemnified Party for any Loss identified in this Section 24.0. The Indemnified Party agrees to notify the Indemnifying Party promptly in writing of any written claims, lawsuits, or demand for which such Indemnifying Party is or may be responsible and of which the Indemnified Party has knowledge and to cooperate in every reasonable way to facilitate defense or settlement of claims. The Indemnifying Party shall have the exclusive right to control and conduct the defense and settlement of any such actions or claims subject to consultation with the Indemnified Party. The Indemnifying Party shall not be liable for any settlement by the Indemnified Party unless such Indemnifying Party has approved such settlement in advance and agrees to be bound by the agreement incorporating such settlement.

25.0 LIMITATION OF LIABILITY

     25.1 Except as otherwise provided in Section 24.0, no Party shall be liable to the other Party for any Loss, defect or equipment failure caused by the conduct of the other Party, the other Party's agents, servants, contractors or others acting in aid or concert with the other Party.

     25.2 Except for Losses alleged or made by a Customer of either Party, in the case of any Loss arising from the negligence or willful misconduct of both Parties, each Party shall bear, and its obligations under this Section 25.0 shall be limited to, that portion (as mutually agreed to by the Parties) of the resulting expense caused by its (including that of its agents, servants, contractors or others acting in aid or concert with it) negligence or willful misconduct.

     25.3 Except for indemnity obligations under Sections 24.2 and 24.4, each Party's liability to the other Party for any Loss relating to or arising out of any negligent act or omission in its performance of this Agreement, whether in contract or in tort, shall be limited to the total amount that is or would have been charged to the other Party by such negligent or breaching Party for the service(s) or function(s) not performed or improperly performed.

     25.4 In no event shall either Party have any liability whatsoever to the other Party for any indirect, special, consequential, incidental or punitive damages, including but not limited to loss of anticipated profits or revenue or other economic loss in connection with or arising from anything said, omitted or done hereunder (collectively, "Consequential Damages"), even if the other Party has been advised of the possibility of such damages; provided, that the foregoing shall not limit a Party's obligation under Section 24.2 to indemnify, defend and hold the other Party harmless against any amounts payable to a third party, including any losses, costs, fines, penalties, criminal or civil judgments or settlements, expenses (including attorneys' fees) and Consequential Damages of such third party.

26.0 AMENDMENT OR OTHER CHANGES TO THE ACT; RESERVATION OF RIGHTS

     The Parties acknowledge that the respective rights and obligations of each Party as set forth in this Agreement are based on the text of the Act and the rules and regulations promulgated thereunder by the FCC and the Commission as of the Effective Date. In the event of any amendment of the Act, or any legislative, regulatory, judicial order, rule or regulation or other legal action that revises or reverses the Act, the FCC's First Report and Order in CC Docket Nos. 96-98 and 95-185 or any applicable Commission order or arbitration award purporting to apply the provisions of the Act (individually and collectively, an "Amendment to the Act"), either Party may by providing written notice to the other Party require that the affected provisions be renegotiated in good faith and this Agreement be amended accordingly to reflect the pricing, terms and conditions of each such Amendment to the Act relating to any of the provisions in this Agreement. If any such amendment to this Agreement affects any rates or charges of the services provided hereunder, such amendment shall be retroactively effective as determined by the Commission and each Party reserves its rights and remedies with respect to the collection of such rates or charges, including the right to seek a surcharge before the applicable regulatory authority.

27.0 REGULATORY APPROVAL

     The Parties understand and agree that this Agreement will be filed with the Commission and may thereafter be filed with the FCC. The Parties covenant and agree that this Agreement is satisfactory to them as an agreement under Section 251 of the Act. Each Party covenants and agrees to fully support approval of this Agreement by the Commission or the FCC under Section 252 of the Act without modification. The Parties, however, resend the right to seek regulatory relief and otherwise seek redress from each other regarding performance and implementation of this Agreement. In the event the Commission rejects any portion of this Agreement, the Parties agree to meet and negotiate in good faith to arrive at a mutually acceptable modification of the rejected portion.

28.0 MISCELLANEOUS

     28.1 Authorization.

          28.1.1 Ameritech Information Industry Services, a division of Ameritech Services, Inc., is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and to perform the obligations hereunder on behalf of Ameritech Indiana.

          28.1.2 Focal is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

     28.2 Compliance. Each Party shall comply with all applicable federal, state, and local laws, rules, and regulations applicable to its performance under this Agreement.

     28.3 Compliance with the Communications Law Enforcement Act of 1994 ("CALEA"). Each Party represents and warrants that any equipment, facilities or services provided to the other Party under this Agreement comply with CALEA. Each Party shall indemnify and hold the other Party harmless from any and all penalties imposed upon the other Party for such noncompliance and shall at the non-compliant Party's sole cost and expense, modify or replace any equipment, facilities or services provided to the other Party under this Agreement to ensure that such equipment, facilities and services fully comply with CALEA.

     28.4 Independent Contractor. Each Party shall perform services hereunder as an independent contractor and nothing herein shall be construed as creating any other relationship between the Parties. Each Party and each Party's contractor shall be solely responsible for the withholding or payment of all applicable federal, state and local income taxes, social security taxes and other payroll taxes with respect to their employees, as well as any taxes, contributions or other obligations imposed by applicable state unemployment or workers' compensation acts. Each Party has sole authority and responsibility to hire, fire and otherwise control its employees.

     28.5 Force Majeure. Neither Party shall be liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence including, without limitation, acts of nature, acts of civil or military authority, government regulations, embargoes, epidemics, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, work stoppages, equipment failure, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities or acts or omissions of transportation carriers (collectively, a "Force Majeure Event").

     28.6 Confidentiality.

          28.6.1 Any information such as specifications, drawings, sketches, business information, forecasts, models, samples, data, computer programs and other software and documentation of one Party (a "Disclosing Party") that is furnished or made available or otherwise disclosed to the other Party or any of its employees, contractors, agents or Affiliates (its "Representatives" and with a Party, a "Receiving Party") pursuant to this Agreement (proprietary Information") shall be deemed the property of the Disclosing Party. Proprietary Information, if written, shall be marked "Confidential" or "Proprietary" or by other similar notice, and, if oral or visual, shall be confirmed in writing as confidential by the Disclosing Party to the Receiving Party within ten (10) days after disclosure. Unless Proprietary Information was previously known by the Receiving Party free of any obligation to keep it confidential, or has been or is subsequently made public by an act not attributable to the Receiving Party, or is explicitly agreed in writing not to be regarded as confidential, it (a) shall be held in confidence by each Receiving Party; (b) shall be disclosed to only those Representatives who have a need for it in connection with the provision of services required to fulfill this Agreement and shall be used only for such purposes; and (c) may be used for other purposes only upon such terms and conditions as may be mutually agreed to in advance of use in writing by the Parties. Notwithstanding the foregoing sentence, a Receiving Party shall be entitled to disclose or provide Proprietary Information as required by any governmental authority or applicable law only in accordance with Section 28.6.2.

          28.6.2 If any Receiving Party is required by any governmental authority or by applicable law to disclose any Proprietary Information, then such Receiving Party shall provide the Disclosing Party with written notice of such requirement as soon as possible and prior to such disclosure. The Disclosing Party may then either seek appropriate protective relief from all or part of such requirement or, if it fails to successfully do so, it shall be deemed to have waived the Receiving Party's compliance with Section 28.6 with respect to all or part of such requirement. The Receiving Party shall use all commercially reasonable efforts to cooperate with the Disclosing Party in attempting to obtain any protective relief which such Disclosing Party chooses to obtain.

          28.6.3 In the event of the expiration or termination of this Agreement for any reason whatsoever, each Party shall return to the other Party or destroy all Proprietary Information and other documents, work papers and other material (including all copies thereof) obtained from the other Party in connection with this Agreement and shall use all reasonable efforts, including instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act, omission or fault of such Party, in any manner making it available to the general public.

     28.7 Governing Law. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the FCC, the exclusive jurisdiction and remedy for all such claims shall as provided for by the FCC and the Act. For all claims under this Agreement that are based upon issues within the jurisdiction (primary or otherwise) of the Commission, the exclusive jurisdiction for all such claims shall be with such Commission, and the exclusive remedy for such claims shall be as provided for by such Commission. In all other respects, this Agreement shall be governed by the domestic laws of the State of Indiana without reference to conflict of law provisions.

     28.8 Taxes. Each Party purchasing services hereunder shall pay or otherwise be responsible for all federal, state, or local sales, use, excise, gross receipts, transaction or similar taxes, fees or surcharges levied against or upon such purchasing Party (or the providing Party when such providing Party is permitted to pass along to the purchasing Party such taxes, fees or surcharges), except for any tax on either Party's corporate existence, status or income. Whenever possible, these amounts shall be billed as a separate item on the invoice. To the extent a sale is claimed to be for resale tax exemption, the purchasing Party shall furnish the providing Party a proper resale tax exemption certificate as authorized or required by statute or regulation by the jurisdiction providing said resale tax exemption. Failure to timely provide said resale tax exemption certificate will result in no exemption being available to the purchasing Party.

     28.9 Non-Assignment. Neither Party may assign or transfer (whether by operation of law or otherwise) this Agreement (or any rights or obligations hereunder) to a third park without the prior written consent of the other Party; provided that each Party may assign this Agreement to a corporate Affiliate or an entity under its common control or an entity acquiring all or substantially all of its assets or equity by providing prior written notice to the other Party of such assignment or transfer. Any attempted assignment or transfer that is not permitted is void ab initio. Without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties' respective successors and assigns.

     28.10 Non-Waiver. Failure of either Party to insist on performance of any term or condition of this Agreement or to exercise any right or privilege hereunder shall not be construed as a continuing or future waiver of such term, condition, right or privilege.

     28.11  Disputed Amounts.

          28.11.1 If any portion of an amount due to a Party (the "Billing Party") under this Agreement is subject to a bona fide dispute between the Parties, the Party billed (the

Non-Paying Party") shall within sixty (60) days of its receipt of the invoice containing such disputed amount give notice to the Billing Party of the amounts it disputes (Disputed Amounts) and include in such notice the specific details and reasons for disputing each item. The Non-Paying Party shall pay when due (i) all undisputed amounts to the Billing Party and (ii) all Disputed Amounts into an interest bearing escrow account with a third party escrow agent mutually agreed upon by the Parties.

          28.11.2 If the Parties are unable to resolve the issues related to the Disputed Amounts in the normal course of business within sixty (60) days after delivery to the Billing Party of notice of the Disputed Amounts, each of the Parties shall appoint a designated representative who has authority to settle the dispute and who is at a higher level of management than the persons with direct responsibility for administration of this Agreement. The designated representatives shall meet as often as they reasonably deem necessary in order to discuss the dispute and negotiate in good faith in an effort to resolve such dispute. The specific format for such discussions will be left to the discretion of the designated representatives, however all reasonable requests for relevant information made by one Party to the other Party shall be honored.

          28.11.3 If the Parties are unable to resolve issues related to the Disputed Amounts within forty-five (45) days after the Parties' appointment of designated representatives pursuant to Section 28.11.2, then either Party may file a complaint with the Commission to resolve such issues or proceed with any other remedy pursuant to law or equity. The Commission may direct release of any or all funds (including any accrued interest) in the escrow account, plus applicable late fees, to be paid to either Party.

          28.11.4   The Parties agree that all negotiations pursuant to this
Section 28.11 shall remain confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

          28.11.5 Any undisputed amounts not paid when due shall accrue interest from the date such amounts were due at the lesser of (i) one and one-half percent (1-1/2%) per month or (ii) the highest rate of interest that may be charged under applicable law.

     28.12 Notices. Notices given by one Party to the other Party under this Agreement shall be in writing and shall be (a) delivered personally, (b) delivered by express delivery service, (c) mailed, certified mail or first class U.S. mail postage prepaid, return receipt requested or (d) delivered by telecopy to the following addresses of the Parties:

          To Focal:
          Focal Communications Corporation of Illinois
          200 N. LaSalle, Suite 820
          Chicago, Illinois 60601
          Attn: Executive Vice President and COO
          Facsimile: (312) 895-8403

          To Ameritech:

          Ameritech Information Industry Services
          350 North Orleans, Floor 3
          Chicago, IL 60654
          Attn.: Vice President - Network Providers
          Facsimile: 312/335-2927

          with a copy to:

          Ameritech Information Industry Services
          350 North Orleans, Floor 5
          Chicago, IL 60654
          Attn.: Vice President and General Counsel
          Facsimile: (312) 595-1504

or to such other address as either Party shall designate by proper notice. Notices will be deemed given as of the earlier of (i) the date of actual receipt, (ii) the next business day when notice is sent via express mail or personal delivery, (iii) three (3) days after mailing in the case of first class or certified U.S. mail or (iv) on the date set forth on the confirmation in the case of telecopy.

     28.13 Publicity and Use of Trademarks or Service Marks. Neither Party nor its subcontractors or agents shall use the other Party's trademarks, service marks, logos or other proprietary trade dress in any advertising, press releases, publicity matters or other promotional materials without such Party's prior written consent.

     28.14 Section 252(i) Obligations. If either Party enters into an agreement (the "Other Agreement") approved by the Commission pursuant to Section 252 of the Act which provides for the provision of arrangements covered in this Agreement to another requesting Telecommunications Carrier, including itself or its affiliate, such Party shall make available to the other Party such arrangements upon the same rates, terms and conditions as those provided in the Other Agreement. At its sole option, the other Party may avail itself of either
(i) the Other Agreement in its entirety or (ii) the prices, terms and conditions of the Other Agreement that directly relate to any of the following duties as a whole:

     (1) Interconnection - Section 251(c)(2) of the Act (Section 4.0 and 5.0 of this Agreement); or

     (2) Exchange Access - Section 251(c)(2) of the Act (Section 6.0 of this Agreement); or

     (3) Unbundled Access - Section 251(c)(3) of the Act (Section 9.0 of this Agreement); or

     (4) Resale - Section 251(c)(4) of the Act (Section 10.0 of this Agreement); or

     (5) Collocation - Section 251(c)(6) of the Act (Section 12.0 of this Agreement); or

     (6) Number Portability - Section 251(b)(2) of the Act (Section 13.0 of this Agreement); or

     (7) Access to Rights of Way - Section 251(b)(4) of the Act (Section 15.0 of this Agreement).

     28.15 Additional Right to Modification. The Parties acknowledge and agree that this Agreement contains provisions substantially similar to those in an Interconnection Agreement by and between Ameritech Indiana and AT&T Communications of Indiana, Inc., which was approved by the Commission on March 26, 1997. To the extent that any provisions in the AT&T Interconnection Agreement are modified as a result of any order or finding by the FCC, the Commission or a court of competent jurisdiction, either Party shall have the right to modify the corresponding provisions in this Agreement consistent with such order or finding.

     28.16 Joint Work Product. This Agreement is the joint work product of the Parties and has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and, in the event of any ambiguities, no inferences shall be drawn against either Party.

     28.17 No Third Party Beneficiaries; Disclaimer of Agency. This Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein express or implied shall create or be construed to create any third-party beneficiary rights hereunder. Except for provisions herein expressly authorizing a Party to act for another, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party. Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or corral, or to assume any responsibility for the management of the other Party's business.

     28.18 No License. No license under patents, copyrights or any other intellectual property right (other than the limited license to use consistent with the terms, conditions and restrictions of this Agreement) is granted by either Party or shall be implied or arise by estoppel with respect to any transactions contemplated under this Agreement.

     28.19 Technology Upgrades. Nothing in this Agreement shall limit Ameritech's ability to upgrade its network through the incorporation of new equipment, new software or otherwise. Ameritech shall provide Focal written notice at least ninety (90) days prior to the incorporation of any such upgrades in Ameritech's network which will materially impact Focal's service.

Focal shall be solely responsible for the cost and effort of accommodating such changes in its own network.

     28.20 Survival. The Parties' obligations under this Agreement which by their nature are intended to continue beyond the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement, including without limitation, Sections 20.4, 21.0, 22.0, 24.0, 25.0, 28.3, 28.6,
28.11, 28.13 and 28.18.

     28.21 Scope of Agreement. This Agreement is intended to describe and enable specific Interconnection and access to unbundled Network Elements and compensation arrangements between the Parties. This Agreement does not obligate either Party to provide arrangements not specifically provided herein.

     28.22 Entire Agreement. The terms contained in this Agreement and any Schedules, Exhibits, tariffs and other documents or instruments referred to herein, which are incorporated into this Agreement by this reference, constitute the entire agreement between the Parties with respect to the subject matter hereof, superseding all prior understandings, proposals and other communications, oral or written. Neither Party shall be bound by any preprinted terms additional to or different from those in this Agreement that may appear subsequently in the other Party's form documents, purchase orders, quotations, acknowledgments, invoices or other communications. This Agreement may only be modified by a writing signed by an officer of each Party.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of this 16th day of March 1998./2/


FOCAL COMMUNICATIONS                    AMERITECH INFORMATION
CORPORATION OF ILLINOIS                 INDUSTRY SERVICES, A DIVISION OF
                                        AMERITECH SERVICES, INC., ON BEHALF
                                        OF AMERITECH INDIANA


By: /s/ John R. Barnicle                By: /s/ Theodore A. Edwards
   --------------------------------        ---------------------------------
Printed: John R. Barnicle               Printed: Theodore A. Edwards
        ---------------------------             ----------------------------
Title:   Executive Vice President       Title: Vice President
      -----------------------------           ------------------------------








--------------------------------------------------------------------------------
/2/ This Agreement is the result of Focal's adoption in its entirety of the terms of that certain Amended and Restated Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 dated April, 1997 by and between Ameritech Indiana and MFS Intelenet of Indiana, Inc. ("MFS Agreement"). This Agreement does not represent a voluntary or negotiated agreement under
     Section 252 of the Act but instead merely represents Ameritech's compliance with Focal's statutory rights under Section 252(i) of the Act. If any provision in the MFS Agreement is amended or modified as a result of any order or finding by the FCC, the Commission or a court of competent jurisdiction, this Agreement shall be deemed to be amended consistent with such order or finding, including the date such amendment is deemed effective. The term "Effective Date" as used herein refers to the Effective Date of the MFS Agreement. This Agreement is not effective between Ameritech and Focal until it is approved by the Commission and does not obligate either Party with respect to the period prior to approval.

                                  SCHEDULE 1.0

              CERTAIN TERMS AS DEFINED THE ACT AS OF MAY 16, 1996

     "Affiliate" means a person that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person. For purposes of this paragraph, the term "own" means to own an equity interest (or the equivalent thereof) of more than ten percent (10%).

     "Dialing Parity" means that a person that is not an Affiliate of LEC is able to provide Telecommunications Services in such a manner that Customers have the ability to route automatically, without the use of any access code, their Telecommunications to the Telecommunications Services provider of the Customer's designation from among two (2) or more Telecommunications Services providers (including such LEC).

     "Exchange Access" means the offering of access to Telephone Exchange Services or facilities for the purpose of the origination or termination of Telephone Toll Services.

     "InterLATA" means Telecommunications between a point located in a local access and transport area and a point located outside such area.

     "Local Access and Transport Area" or "LATA" means a contiguous geographic area: (a) established before the date of enactment of the Act by a Bell operating company such that no Exchange Area includes points within more than one (1) metropolitan statistical area, consolidated metropolitan statistical area, or State, except as expressly permitted under the AT&T Consent Decree; or
(b) established or modified by a Bell operating company after such date of enactment and approved by the FCC.

     "Local Exchange Carrier" means any person that is engaged in the provision of Telephone Exchange Service or Exchange Access. Such term does not include a person insofar as such person is engaged in the provision of a commercial mobile service under Section 332(c) of the Act, except to the extent that the FCC finds that such service should be included in the definition of such term.

     "Network Element" means a facility or equipment used in the provision of a Telecommunications Service. Such term also includes features, functions, and capabilities that are provided by means of such facility or equipment, including subscriber numbers, databases, signaling systems, and information sufficient for billing and collection or used in the transmission, routing, or other provision of a Telecommunications Service.

     "Number Portability" means the ability of end users of telecommunications services to retain, at the same location, existing telecommunications numbers without impairment of quality, reliability, or convenience when switching from one telecommunications carrier to another.

                                 Sch. 1.0 - 1

     "Telecommunications" means the transmission, between or among points specified by the user, of information of the user's choosing, without change in the form or content of the information as sent and received.

     "Telecommunications Carrier" means any provider of Telecommunications Services, except that such term does not include aggregators of Telecommunications Services (as defined in Section 226 of the Communications
Act).

     "Telecommunications Service" means the offering of Telecommunications for a fee directly to the public, or to such classes of users as to be effectively available directly to the public, regardless of the facilities used.

     "Telephone Exchange Service" means (a) service within a telephone exchange or within a connected system of telephone exchanges within the same exchange area operated to furnish subscribers intercommunicating service of the character ordinarily furnished by a single exchange, and which is covered by the exchange service charge, or (b) comparable service provided through a system of switches, transmission equipment, or other facilities (or combination thereof) by which a subscriber can originate and terminate a telecommunications service.

     "Telephone Toll Service" means telephone service between stations in different exchange areas for which there is made a separate charge not included in contracts with subscribers for exchange service.

                                 Sch. 1.0 - 2

                                  SCHEDULE 3.0

                            IMPLEMENTATION SCHEDULE




    LATA          Ameritech           Focal               Interconnection
               Interconnection   Interconnection             Activation
                 Wire Center       Wire Center                  Date
                   (AIWC)            (FIWC)
Chicago 358         Wabash        200 N. LaSalle       The later of March 27,
                 CHCGILWB12T       CHCGILABDSO       1998 or the approval date
                                                      of this Agreement by the
                                                            Commission*























--------------------------------------------------------------------------------
/*/    Based on pre-existing interconnection arrangements between the Parties

                                 Sch. 3.0 - 1

                                 SCHEDULE 9.2.1

                                  LOCAL LOOPS

  Subject to Section 1.1 of Schedule 9.5, Ameritech shall allow Focal to access the following Loop types (in addition to those Loops available under applicable tariffs) unbundled from switching and local transport.

  "2-Wire Analog Voice Grade Loop" or "Analog 2W," which supports analog transmission of 303000 Hz, repeat loop start, loop reverse battery, or ground start seizure and disconnect in one direction (toward the End Office Switch), and repeat ringing in the other direction (toward the Customer) and terminates in a 2-Wire interface at both the central office MDF and the customer premises. Analog 2W includes Loops sufficient for the provision of PBX trunks, pay telephone lines and electronic key system lines. Analog 2W will be provided in accordance with the specifications, interfaces, and parameters described in Technical Reference AM-TR-TMO-000122, Ameritech Unbundled Analog Loops.

  "4-Wire Analog Voice Grade Loop" or "Analog 4W," which supports transmission of voice grade signals using separate transmit and receive paths and terminates in a 4-wire electrical interface at both ends. Analog 4W will be provided in accordance with the specifications, interfaces, and parameters described in Technical Reference AM-TR-TMO-000122, Ameritech Unbundled Analog Loops.

  "2-Wire ISDN 160 Kbps Digital Loop" or "BRI-ISDN" which supports digital transmission of two 64 kbps bearer channels and one 16 kbps data channel (2B+D). BRI-ISDN is a 2B+D Basic Rate Interface-Integrated Services Digital Network (BRI-ISDN) Loop which will meet national ISDN standards and conform to Technical Reference AM-TR-TMO-000123, Ameritech Unbundled Digital Loops (including ISDN).

  "2-Wire ADSL-Compatible Loop" or "ADSL 2W" is a transmission path which facilitates the transmission of up to a 6 Mbps digital signal downstream (toward the Customer) and up to a 640 kpbs digital signal upstream (away from the Customer) while simultaneously carrying an analog voice signal. An ADSL-2W is provided over a 2-Wire, non-loaded twisted copper pair provisioned using revised resistance design guidelines and meeting ANSI Standard T1.413-1995 and AM TR-- TMO-000123. An ADSL-2W terminates in a 2-wire electrical interface at the Customer premises and at the Ameritech Central Office frame. ADSL technology can only be deployed over Loops which extend less than 18 Kft. from Ameritech's Central Office. ADSL compatible Loops are available only where existing copper facilities can meet the ANSI T1.413-1995 specifications.

  "2-Wire HDSL-Compatible Loop" or "HDSL 2W" is a transmission path which facilitates the transmission of a 768 kbps digital signal over a 2-Wire, non-loaded twisted copper pair meeting the specifications in ANSI T1E1 Committee Technical Report Number 28. HDSL

                                Sch. 9.2.1 - 1
compatible Loops are available only where existing copper facilities can meet the T1E1 Technical Report Number 28 and AM-TR-TMO-000123 specifications.

  "4-Wire HDSL-Compatible Loop" or "HDSL 4W" is a transmission path which facilitates the transmission of a 1.544 Mbps digital signal over two 2-Wire, non-loaded twisted copper pairs meeting the specifications in ANSI T1E1 Committee Technical Report Number 28 and AM TR-TMO 000123. HDSL compatible Loops are available only where existing copper facilities can meet the T1E1 Technical Report Number 28 specifications.

  "4-Wire 64 Kbps Digital Loop" or "4-Wire 64 Digital" is a transmission path which supports transmission of digital signals of up to a maximum binary information rate of 64 Kbps and terminates in a 4-Wire electrical interface at both the Customer premises and on the MDF in Ameritech's Central Office. 4-Wire 64 Digital will be provided in accordance with the specifications, interfaces and parameters described in AM-TR-TMO-000123.

  "4-Wire 1.544 Mbps Digital Loop" or "1.544 Mbps Digital" is a transmission path which supports transmission of digital signals of up to a maximum binary information rate of 1.544 Mbps and terminates in a 4-Wire electrical interface at the Customer premises and on the DSX frame in Ameritech's Central Office.
1.544 Mbps Digital will be provided in accordance with the specifications, interfaces and parameters described in AM-TR-TMO-00023.

                                Sch. 9.2.1 - 2

                                 SCHEDULE 9.2.2

                 UNBUNDLED ACCESS TO NETWORK INTERFACE DEVICES

  Ameritech's Network Interface Device ("NID") is a Network Element that utilizes a cross-connect device to connect loop facilities to inside wiring.

  Ameritech will permit Focal to connect Focal's loop to the inside wiring of the Customer's premises through Ameritech's NID, where necessary. Focal must establish the connection to Ameritech's NID through an adjoining NID which serves as the network interface or demarcation for Focal's loop.

  Maintenance and control of premises (inside wiring) is under the control of the Customer. Any conflicts between service providers for access to the Customer's inside wire must be resolved by the Customer.

                                Sch. 9.2.2 - 1

                                 SCHEDULE 9.2.3

                                   SWITCHING

1.0 Local Switching. The local switching capability of a Network Element ("Unbundled Local Switching") is defined as:

     (1) line-side facilities, which include the connection between a Loop termination at the Main Distribution Frame and a switch line card;

     (2) trunk-side facilities, which include the connection between trunk termination at a trunk-side cross-connect panel and a switch trunk card; and

     (3) all features, functions, and capabilities of the switch available from the specific port type (line side or trunk side port), which include:

               (a) the basic switching function of connecting lines to lines, lines to trunks, trunks to lines, and trunks to trunks, as well as the same basic capabilities made available to Ameritech's Customers, such as a telephone number, white page listing, and dial tone;

               (b) access to operator services, directory assistance and 9-1-1; and

               (c) all other features that the switch provides, including custom calling, CLASS features and Centrex, as well as any technically feasible customized routing functions available from such switch.

When local switching is provided by Ameritech, Focal will receive Customer Usage Data and billing information in accordance with the requirements of Section 3.0 of this Schedule 9.2.3.

2.0  Tandem Switching.

     2.1  The Tandem Switching Capability Network Element is defined as:

     (1) an unbundled Network Element in Ameritech's Class 4 non-TOPS digital Tandem Switches, which includes Interconnection with the trunk at the Tandem Distribution Frame ("TDF") and the Tandem Switch trunk ports;

     (2) the basic switching function of creating a temporary transmission path that connects Focal's trunks to the trunks of Ameritech, IXCs, ICOs, CMRS, and other LECs interconnected to the Tandem Switch.

                                Sch. 9.2.3 - 1

     2.2 Interconnecting trunk types which can be switched include FOB, FGC, FGD and Type II. Signaling support includes Rotary, MF, and SS7 and any signaling conversions between these signaling formats.

     2.3 Variations in Tandem Switching equipment used to provide service in specific locations may cause differences in the operation of certain features.

     2.4 The unbundled Tandem Switching Network Element will provide to Focal all available basic Tandem Switching functions and basic capabilities that are centralized in the Tandem Switch (and not in End Office Switches), including the following functions Ameritech makes available to its Customers:

          1. Routing of calls from an inbound trunk to an outbound trunk based on destination digits.

          2. Routing of Equal Access or Operator Service calls from an inbound trunk to an outbound trunk based on the CIC forwarded by the inbound trunk.

     2.5 Translations, screening, blocking, and route indexing are provided if technically feasible under the standard switching translations and screening in use in that switch. A request for translations, screening, blocking, route indexing other than what is available (i.e., features that the switch is capable of providing) in that switch will be provided where technically feasible as a Bona Fide Request. Ameritech will provide these features if technically feasible and upon agreement by Focal to pay the applicable recurring and nonrecurring costs of developing, installing, providing and maintaining the capability. Variations in the Tandem Switching equipment or translation and screening used to provide service in specific locations may cause differences in the operation of the element.

3.0  Exchange of Billing Information.

     3.1 Ameritech shall provide Focal a specific Daily Usage File ("DUF") for Unbundled Local Switching provided hereunder ("Customer Usage Data"). Such Customer Usage Data shall be recorded by Ameritech in accordance with the Ameritech Electronic Billing System (AEBS) and EMR. The DUF shall include specific daily usage, including both Local Traffic and IntraLATA Toll Traffic, in EMR format, and shall include sufficient detail to enable Focal to bill its facilities-based Customers who utilize Unbundled Local Switching that Focal purchases from Ameritech. Ameritech will provide to Focal detailed specifications which will enable Focal to develop an interface for the exchange of Customer Usage Data. Procedures and processes for implementing the interface will be included in the Grooming Plan. Except as provided in this Section 3.0, no other detailed billing shall be provided by Ameritech to Focal.

     3.2 Interexchange call detail forwarded to Ameritech for billing, which would otherwise be processed by Ameritech, will be returned to the IXC and will not be passed through to Focal. This call detail will be returned to the IXC with a transaction code indicating

                                Sch. 9.2.3 - 2
that the returned call originated from a resold account. Billing for 976 calls or other Information Services Traffic will be passed through when Ameritech records the message. If Focal does not wish to be responsible for 976 calls, it must order blocking for resold lines. When the IXC records the 976 calls, the call detail will be returned to the IXC. Upon Focal's request, Ameritech will recourse charges on 976 calls to the Information Service provider in accordance with existing agreements with such providers. If the provider will not accept recourse, Ameritech will notify Focal, and Focal, at its option and expense, may pursue any rights which Ameritech may have under such agreements to contest such charge. If Focal elects not to contest such charges or such Information Service provider does not accept the recourse, Focal will promptly pay Ameritech for such charges and the dispute shall be solely between Focal and the Information Service provider.

     3.3 Ameritech shall not be responsible for providing any billing information to Focal Customers.


                                Sch. 9.2.3 - 3

                                SCHEDULE 9.2.4

                      INTEROFFICE TRANSMISSION FACILITIES

     Interoffice Facilities are Ameritech transmission facilities dedicated to a particular Customer or carrier, or shared by more than one Customer or carrier, used to provide Telecommunications Services between Wire Centers owned by Ameritech or Focal, or between Switches owned by Ameritech or Focal.

1.  Ameritech provides several varieties of unbundled transport facilities:

     1.1. Unbundled dedicated interoffice transmission facility ("Dedicated Transport") is a dedicated facility connecting two Ameritech Central Offices buildings via Ameritech transmission equipment. In each Central Office building, Focal will Cross-Connect this facility to its own transmission equipment (physically or virtually) Collocated in each Wire Center, or to other unbundled Network Elements provided by Ameritech provided that the requested combination is technically feasible and is consistent with other standards established by the FCC for the combination of unbundled Network Elements. All applicable digital Cross-Connect, multiplexing, and Collocation space charges apply at an additional cost.

     1.2. "Unbundled dedicated entrance facility" is a dedicated facility connecting Ameritech's transmission equipment in an Ameritech Central Office with Focal's transmission equipment in Focal's Wire Center for the purposes of providing Telecommunications Services.

     1.3. Shared interoffice transmission facilities ("Shared Transport") are a billing arrangement where two (2) or more carriers share the features, functions and capabilities of transmission facilities between the same types of locations as described for dedicated transport in Sections 1.1 and 1.2 preceding and share the costs.

2. Ameritech shall offer Interoffice Transmission Facilities in each of the following ways:

     2.1. As a dedicated transmission path (e.g., DS1, DS3, OC3, OC12 and OC48) dedicated to Focal.

     2.2. As a shared transmission path as described in Section 1.3 above.

3. Where Dedicated Transport or Shared Transport is provided, it shall include (as appropriate):

     3.1  The transmission path at the requested speed or bit rate.

     3.2 The following optional features are available; if requested by Focal, at additional costs:

                                 Sch 9.2.4 - 1

          3.2.1.  Clear Channel Capability per 1.544 Mbps (DS1) bit stream.

          3.2.2.  Ameritech provided Central Office multiplexing:

                  (a)  DS3 to DS1 multiplexing; and

                  (b) DS1 to Voice/Base Rate/128, 256, 384 Kpbs Transport multiplexing.

     3.3 If requested by Focal, the following are available at an additional cost:

          3.3.1.  1+1 Protection for OC3, OC12 and OC48.

          3.3.2.  1+1 Protection with Cable Survivability for OC3, OC12 and
                  OC48.

          3.3.3.  1+1 Protection with Route Survivability for OC3, OC12 and
                  OC48.

4.   Technical Requirements.

     This Section sets forth technical requirements for all Interoffice Transmission Facilities:

     4.1. When Ameritech provides Dedicated Transport as a circuit, the entire designated transmission facility (e.g., DS1, DS3, and where available, STS-1) shall be dedicated to Focal designated traffic.

     4.2. Ameritech shall offer Dedicated Transport in all then currently available technologies including DS1 and DS3 transport systems, SONET Bidirectional Line Switched Rings, SONET Unidirectional Path Switched Rings, and SONET point-to-point transport systems (including linear add-drop systems), at all available transmission bit rates, except subrate services, where available.

     4.3. For DS1 facilities, Dedicated Transport shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for Customer Interface to Central Office "CI to CO" connections in the applicable technical references set forth under Dedicated and Shared Transport in the Technical Reference Schedule.

     4.4. For DS3 and, where available, STS-1 facilities and higher rate facilities, Dedicated Transport shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for Customer Interface to Central Office "CI to CO" connections in the applicable technical references set forth under Dedicated and Shared Transport in the Technical Reference Schedule.

                                Sch. 9.2.4 - 2

     4.5. When requested by Focal, Dedicated Transport shall provide physical diversity. Physical diversity means that two circuits are provisioned in such a way that no single failure of facilities or equipment will cause a failure on both circuits.

     4.6. When physical diversity is requested by Focal, Ameritech shall provide the maximum feasible physical separation between intra-office and inter-office transmission paths (unless otherwise agreed by Focal).

     4.7. Any request by Focal for diversity shall be subject to additional charges.

     4.8. Upon Focal's request and its payment of any additional charges, Ameritech shall provide immediate and continuous remote access to performance monitoring and alarm data affecting, or potentially affecting, Focal's traffic.

     4.9. Ameritech shall offer the following interface transmission rates for Dedicated Transport:

          4.9.1. DS1 (Extended SuperFrame - ESF, D4, and unframed applications (if used by Ameritech));

          4.9.2. DS3 (C-bit Parity and M13 and unframed applications (if used by Ameritech) shall be provided);

          4.9.3. SONET standard interface rates in accordance with the applicable ANSI technical references set forth under Dedicated and Shared Transport in the Technical Reference Schedule. In particular, where STS-1 is available, VT1.5 based STS-ls will be the interface at an Focal service node.

     4.10. Upon Focal's request, Ameritech shall provide Focal with electronic provisioning control of an Focal specified Dedicated Transport through Ameritech Network Reconfiguration Service (ANRS) on the rates, terms and conditions in F.C.C. Tariff No. 2.

     4.11. Ameritech shall permit, at applicable rates, Focal to obtain the functionality provided by DCS together with and separate from dedicated transport in the same manner that Ameritech offers such capabilities to IXCs that purchase transport services. If Focal requests additional functionality, such request shall be made through the Bona Fide Request process.

                                Sch. 9.2.4 - 3

                                 SCHEDULE 9.2.5

                 SIGNALING NETWORKS AND CALL-RELATED DATABASES

1.0  Signaling Transfer Points.

     A Signaling Transfer Point (STP) is a signaling network function that includes all of the capabilities provided by the signaling transfer point switches (STPSs) and their associated signaling links which enable the exchange of SS7 messages among and between switching elements, database elements and signaling transfer point switches.

1.1. Technical Requirements.

     1.1.1. STPs shall provide access to all other Network Elements connected to Ameritech SS7 network. These include:

          1.1.1.1.  Ameritech Local Switching or Tandem Switching;

          1.1.1.2.  Ameritech Service Control Points/Databases;

          1.1.1.3.  Third-party local or tandem switching systems; and

          1.1.1.4.  Third-party-provided STPSs.

     1.1.2. The connectivity provided by STPs shall fully support the functions of all other Network Elements connected to the Ameritech SS7 network. This explicitly includes the use of the Ameritech SS7 network to convey messages which neither originate nor terminate at a Signaling End Point directly connected to the Ameritech SS7 network (i.e., transient messages). When the Ameritech SS7 network is used to convey transient messages, there shall be no alteration of the Integrated Services Digital Network User Part (ISDNUP) or Transaction Capabilities Application Part (TCAP) user data that constitutes the content of the message.

     1.1.3. If an Ameritech Tandem Switch routes calling traffic, based on dialed or translated digits, on SS7 trunks between an Focal local switch and third party local switch, the Ameritech SS7 network shall convey the TCAP messages that are necessary to provide Call Management features (Automatic Callback, Automatic Recall, and Screening List Editing) between the Focal local STPSs and the STPSs that provide connectivity with the third party local switch, even if the third party local switch is not directly connected to the Ameritech STPSs, based on the routing instruction provided in each message.

     1.1.4. STPs shall provide all functions of the MTP as specified in ANSI T1.111. This includes:

          1.1.4.1.  Signaling Data Link functions, as specified in ANSI
                    T1.111.2:

                                Sch. 9.2.5 - 1

          1.1.4.2.  Signaling Link functions, as specified in ANSI T1.111.3; and

          1.1.4.3. Signaling Network Management functions, as specified in ANSI T1.111.4.

     1.1.5. STPs shall provide all functions of the SCCP necessary for Class O (basic connectionless) service, as specified in ANSI T1.112. In particular, this includes Global Title Translation (OTT) and SCCP Management procedures, as specified in T1.112.4. In cases where the destination signaling point is an Ameritech local or tandem switching system or database, or is an Focal or third party local or tandem switching system directly connected to the Ameritech SS7 network, STPs shall perform final GTT of messages to the destination and SCCP Subsystem Management of the destination. In all other cases, STPs shall perform intermediate GTT of messages to a gateway pair of STPSs in an SS7 network connected with the Ameritech SS7 network, and shall not perform SCCP Subsystem Management of the destination.

     1.1.6. STPs shall also provide the capability to route SCCP messages based on ISNI, as specified in ANSI T1.118, when this capability becomes available on Ameritech STPSs.

     1.1.7. STPs shall provide all functions of the OMAP commonly provided by STPSs.

          1.1.7.1.  MTP Routing Verification Test (MRVT); and

          1.1.7.2.  SCCP Routing Verification Test (SRVT).

     1.1.8. In cases where the destination signaling point is an Ameritech local or tandem switching system or database, or is an Focal or third party local or tandem switching system directly connected to the Ameritech SS7 network, STPs shall perform MRVT and SRVT to the destination signaling point. In all other cases, STPs shall perform MRVT and SRVT to a gateway pair of STPSs in an SS7 network connected with the Ameritech SS7 network. This retirement shall be superseded by the specifications for Internetwork MRVT and SRVT if and when these become approved ANSI standards and available capabilities of Ameritech STPSs.

     1.1.9. STPs shall be equal to or better than the following performance requirements:

          1.1.9.1.  MTP Performance, as specified in ANSI T1.111.6; and

          1.1.9.2.  SCCP Performance, as specified in ANSI T1.112.5.

1.2. Signaling Link Transport.

     1.2.1.  Definition.  Signaling Link Transport is a set of two (2) or four
(4) dedicated 56 Kbps transmission paths between Focal-designated Signaling Points of Interconnection (SPOI) that provides appropriate physical diversity.

                                Sch. 9.2.5 - 2

Technical Requirements.

     1.2.2. Signaling Link Transport shall consist of full duplex mode 56 Kbps transmission paths.

     1.2.3. Of the various options available, Signaling Link Transport shall perform in the following two (2) ways:

          a) As an "A-link" which is a connection between a switch or SCP and a Signaling Transfer Point Switch (STPS) pair; and

          b) As a "D-link" which is a connection between two (2) STP mated pairs in different company networks (e.g., between two (2) STPS pairs for two Competitive Local Exchange Carriers (CLECs)).

     1.2.4. Signaling Link Transport shall consist of two (2) or more signaling link layers as following:

          a)  An A-link layer shall consist of two (2) links.

          b)  A D-link layer shall consist of four (4) links.

     1.2.5. A signaling link layer shall satisfy a performance objective such that:

          a) There shall be no more than two (2) minutes down time per year for an A-link layer; and

          b) There shall be negligible (less than two (2) seconds) down time per year for a D-link layer.

     1.2.6. A signaling link layer shall satisfy interoffice and intraoffice diversity of facilities and equipment, such that:

          a) No single failure of facilities or equipment causes the failure of both links in an A-link layer (i.e., the links should be provided on a minimum of two (2) separate physical paths end-to-end); and

          b) No two (2) concurrent failures of facilities or equipment shall cause the failure of all four (4) links in a D-link layer (i.e., the links should be provided on a minimum of three (3) separate physical paths end-to-end).

     1.2.7. Interface Requirements. There shall be a DS1 (1.544 Mbps) interface at the Focal-designated SPOI. Each 56 Kbps transmission path shall appear as a DS0 channel within the DS1 interface.

                                Sch. 9.2.5 - 3

     2.1.  Toll Free Database Services.

     2.1.1. Call Routing Service. The Call Routing Service provides for the identification of the carrier to whom a call is to be routed when a toll-free (1+800-NXX-XXXX or 1+888-NXX-XXXX) call is originated by Customer. This function uses the dialed digits to identify the appropriate carrier and is done by screening the full ten digits of the dialed number. The Call Routing Service may be provided in conjunction with a Customer's InterLATA or IntraLATA Switched Exchange Access Service.

     When 800 Call-Routing service is provided, an originating call is suspended at the first switching office equipped with a Service Switching Point (SSP) component of the SSC/SS7 Network. The SSP launches a query over signaling links (A-links) to the Signal Transfer Point (STP), and from there to the SCP. The SCP returns a message containing the identification of the carrier to whom the call should be routed and the call is processed.

     2.1.2. Routing Options. In addition to the toll-free service offerings, new routing options are offered. These options are purchased by toll-free service providers to allow their clients to define complex routing requirements on their toll-free service. Toll-free routing options allow the service provider's Customer to route its toll-free calls to alternate carriers and/or destinations based on time of day, day of week, specific dates or other criteria. These routing options are in addition to the basic toll-free call routing requirements which would include the toll-free number, the intraLATA carrier, the interLATA carrier and the Area of Service (AOS).

     2.1.3. Carrier Identification. Focal may choose the 800 Carrier Identification service to obtain toll-free number screening. With this service, Focal will launch a query to the Ameritech database using its own Service Switching Points (SSPs) network. In contrast to the Call Routing Service described in Section 2.1.1 above, with the 800 Carrier Identification service, no routing is performed.

     Focal's SS7 network is used to transport the query from its End Office to the Ameritech SCP. Once Focal's identification is provided, Focal may use the information to route the toll free traffic over its network. In these cases, Ameritech Switched Access services are not used to deliver a call to Focal. The toll-free carrier ID data may not be stored for Focal's future use.

     2.1.4. Number Administration. Focal, at its option, may elect to use Ameritech's toll free Service which includes toll-free Number Administration Service (NAS). With this service, Ameritech will perform the Responsible Organization service, which involves interacting with the national Service Management System (SMS/800), on behalf of the Customer. Responsible Organization services include activating, deactivating and maintaining 800/888 number records as well as trouble referral and clearance. If Focal does not select NAS, Focal will perform the Responsible Organization service.

                                Sch. 9.2.5 - 4

     2.2.  LIDB Database Service.

     2.2.1. The Line Information Database (LIDB) Query Response Service is a validation database system. It enables Focal to offer alternately billed services to its Customers. The database provides an efficient way to validate calling cards and toll billing exception (TBE) (i.e., restricts a collect or third-party billed call). Toll fraud protection and reduced call set up expenses are among the benefits of the service.

     2.2.2. Billing information records include the Customer flame, phone number security personal identification numbers and third-party acceptance indications. Prior to call completion, a query is launched to the LIDB to determine the validity of the requested billing method. The call is then completed or denied based on the LIDB's response.

     2.3. CNDS Database Service.

          2.3.1 Caller ID identifies a calling party's telephone number through a switch-based feature installed in Ameritech's Central Office. CNDS is a CCIS/SS7 network based feature that accesses a CNDS database within the LIDB to provide a name associated with the calling party's telephone number. This service is provided using TR1188 protocol.

          2.3.2 A Customer who subscribes to Caller ID with Name will see the listed name associated with the calling party's telephone line displayed on his/her Caller ID display unit. The telephone number associated with the telephone line of the calling party will also be displayed.

          2.3.3 Ameritech shall charge Focal for the CNDS Database Service in a similar manner to that which Ameritech charges Focal for the LIDB Database Service, including a per query charge.

     2.4  Local Number Portability.

     2.4.1 Ameritech's provision of LNP will utilize LRN switch software based on requirements developed by the workshop participants and concurred in by the Commission. These requirements are fully compliant with the principles adopted by the FCC in its First Report and Order, CC Docket No. 95-116 (the "Number Portability Order"). The detailed description and technical specifications for the planned LRN implementation can be found in various documents produced by the FCC Local Number Portability workshop.

     2.4.2 Ameritech is fully prepared to provide LNP database access to Focal. However, in adopting its Number Portability Order, the FCC referred certain technical and other issues to the North American Numbering Council (NANC) and issued a further notice addressing the recovery of costs associated with LNP implementation. Until these activities are concluded, Ameritech cannot finalize product descriptions and rates for access to its LNP database.

                                Sch. 9.2.5 - 5

Nonetheless, Ameritech is willing to begin discussions with Focal to discuss Focal's access to Ameritech's LNP databases in lieu of constructing Focal's own.

     2.5. Unbundled AIN Application Process.

     2.5.1. The AIN architecture establishes a network infrastructure in which subscriber services can be defined and implemented independent from End-Office Switches. This is accomplished by a combination of SS7 signaling, interfaces between Network Elements and call state models through which AIN Network Elements interact.

     2.5.2. Ameritech's Unbundled AIN (Advanced Intelligent Network) Applications Access service will be provided on a nondiscriminatory basis and enable Focal (whether it purchases unbundled switching capabilities from Ameritech or owns its own SSP (Service Switching Point)) to offer its Customers AIN services. Ameritech will make available existing AIN retail applications, as well as newly created services that Focal creates via the Ameritech AIN Service Creation Environment (SCE) Access service. Unbundled AIN Applications Access provides for the AIN functionality necessary for the day to day ongoing call processing associated with a specific AIN applications execution. This includes the SS7 transport and SCP processing of the query associated with the specific service.

     2.5.3. Associated with the AIN SCP is a Service Creation Environment (SCE) and a Service Management System (SMS). Ameritech offers access to the Ameritech SMS and SCE capabilities via two (2) AIN offerings: AIN Service Creation Environment Access Service and AIN Service Management System Access Service.

     2.5.4. Carriers will share the common AIN infrastructure components provided by Ameritech, such as a Service Control Point (SCP), a Signaling Transfer Point (STP), Service Management System (SMS), and, if Focal purchases Unbundled Switching from Ameritech, the AIN Service Switching Point (SSP).
Focal shall be responsible for assuring the compatibility of its AIN SSP software generics with the Ameritech AIN Applications and SCP software releases. Interconnection of the Focal SSP with the Ameritech SS7 network is required, and can be accomplished in a number of ways.

     2.5.5. Activation of the desired application at the Ameritech SCP requires subscription by both the ordering carrier Focal and the end-user. In general, AIN operations require close cooperation between Ameritech and the requesting Carrier.

     2.5.6. The SSP and SCP vendors provide logical capabilities which Ameritech uses to create each AIN service. The SSP and SCP vendors have no knowledge of the specific AIN Applications that Ameritech has created. Ameritech's AIN deployment is based on AIN 0.1.

                                Sch. 9.2.5 - 6

3.1.  AIN Service Creation Environment Access Service.

Access to Ameritech's AIN service creation functionality will be provided in a nondiscriminatory manner to Focal to enable it to create new AIN services on Ameritech's network. If Focal has a new AIN service concept, it can utilize all or some of the features below to obtain a fully functional AIN service. Ameritech will furnish Focal with a list of AIN Applications and the switches on which such applications are available, including the software version of AIN on such switch type. The following is a list of AIN service creation functions available via this service offering:

     3.1.1. Service Concept Description: The description of service idea should detail requirements such as: dialing patterns, information exchange, announcements, voice prompts, expected service management screens and reports, and CPE requirements. The AIN service creation functions made available to Focal must be the same ones Ameritech uses, subject to any third party restrictions Ameritech may be subject to.

     3.1.2. Creation of Technical Specification: Translation of a new service description into a technical specification including engineering requirements for Ameritech's network. The technical specification must detail how the service interacts in the network, translated in network terms, should include any expected/anticipated feature interaction discrepancies, and will include the process flows on how the service traverses the network.

     3.1.3. Service Logic Design: The development of service design from SCP perspective to include Algorithms, Data Structures and Flow Diagrams.

     3.1.4. Service Logic Coding: Development of machine logic in the SCE to include tables, SIBBs, and other elements as necessary.

     3.1.5. Service Logic Testing: Service logic testing isolated within the to SCE to ensure accuracy of compilation and code development and compliance with Ameritech's AIN environment.

     3.1.6. SMS Interface Requirements: Development of Focal SMS interface access including screens, flow-through interface and reports. This is required to allow Focal to activate, update, modify, and administer Customer data associated with the new service.

     3.1.7. Platform Access Logic Configuration: Service specific to global infrastructure required to enable new service. Includes modification of the access logic to enable a new service.

     3.1.8. Service Integration Testing (SIL): Intensive laboratory testing of service in conjunction with all Ameritech Switch types and or provider switch types and generics (as necessary) to minimize potential feature interaction conflicts and negative network reactions. Resources must be made available to Focal on a nondiscriminatory basis.

                                 Sch 9.2.5 - 7

     3.1.9. Network Implementation: Conditioning of the SMS, SCP, SSP, or STP to accept service including network translations, signaling connectivity, dialing plans, and coordination of provisioning process.

     3.1.10. Field Testing: Comprehensive controlled testing in a live switch environment, possibly at Focal's SSP location.

     3.2. AIN Service Management System Access Service.

     3.2.1. Access to Ameritech's AIN service management system functionality will be provided in a nondiscriminatory manner to Focal to enable it to manage AIN services located wholly within Ameritech's network (SCP & SSP) or to manage AIN services where the service logic is located within Ameritech's SCP and the Customer is sewed from Focal's AIN-compatible SSP. Upon request of Focal, Ameritech shall provide Focal the unbundled AIN Applications Access service product description and a list of existing Ameritech AIN applications.

     3.2.2. The Service Management System (SMS) is the administration system for the service logic and data in the Advanced Intelligent Network (AIN) Service Control Point (SCP). The SMS contains the master copy of service level, subscriber level and subscription level data. The SMS also contains a copy of the service logic.

Logical access to the SMS will be managed by a set of programs designed by Ameritech. These programs provide security for the data that resides on the AIN platforms by allowing user access to only specific data that is appropriate to the customer or carrier. Whether explicitly stated in this document or not, all access to the SMS is managed through these programs. The only exceptions to managed access to SMS functionality are for the Ameritech Network Services organizations that administer the AIN platforms. They require direct access in order to appropriately administer the platforms.

Mediated access to SMS functionality will be provided through interface programs that will be developed for specific services. Focal will have access to all of the data that the service requires in order to administer that service for its Customers. This includes service level, subscriber level, and subscription level data as well as any reports and measurement data that is mutually agreed upon by Ameritech and Focal.

     3.2.3. Service Logic. The SMS receives a copy of the service logic and service management logic from the Service Creation Environment (SCE) system. After population of specific network level and service level data, the SMS downloads a view of the service logic to the designated SCPs. The service management logic remains in the SMS to complement SMS utilities in the monitoring and administration of a specific service.

It is required that all of the Service Creation unit testing, System Integration Lab (SIL) testing and Network Deployment Testing has been completed.

                                 Sch 9.2.5 - 8

It may be necessary for Focal to negotiate timing and supply service specific data before that service can be deployed in the appropriate SCPs. Ameritech, however, is totally responsible for service logic deployment and initial SCP memory load in its network. Focal will receive timing and supply of service specific data in a nondiscriminatory manner.

     3.2.4. Service Administration. Service administration involves the management of service level data which the service logic requires for its execution. SMS supports the management of service specific common data. Any changes to the data representation of the Ameritech network, which impact one or more carrier services will be administered by Ameritech. Other Focal specific or service specific data changes will be identified and administered by Focal.

                                Sch. 9.2.5 - 9

                                 SCHEDULE 9.2.6

                      OPERATIONS SUPPORT SYSTEMS FUNCTIONS

1.0  Pre-Ordering, Ordering and Provisioning.

     (a) Ameritech will provide an electronic interface for the transfer and receipt of data necessary to perform each of the pre-ordering, ordering, and provisioning functions (e.g., order entry, telephone number selection, and due date selection) associated with Unbundled Network Elements. Initially, the interface for ordering will be separate from the interface used for pre-ordering and provisioning. By the end of the first quarter of 1997, the interface for ordering will migrate to the pre-ordering and provisioning interface. The interface will be administered through a gateway that will serve as a single point of contact for the transmission of such data. The interface will be consistent with the Alliance for Telecommunications Industry Solutions (ATIS), Telecommunications Industry Forum (TCIF), Electronic Data Interchange (EDI) Customer Service Guideline, issue 5, and provide the functionality described in Section 4.0 of this Schedule
          9.2.6 and Ameritech's Service Order Interface Document, version 2.00. The electronic interface to be provided by Ameritech will provide system to system communications on a real-time basis (response in seconds), with built-in error recovery and built in operations, administration and maintenance functionality, at a ninety-five percent (95%) network reliability level. However, as an industry standard interface is developed by the appropriate industry forum, and generally accepted for implementation by the industry, Ameritech shall implement such interface.

     (b) The Access Services Request (ASR) interface will be used for the transfer of information concerning the Network Elements and Combinations which Focal intends to order in a specific Wire Center ("Footprint" or "Trunk Side Information").

2.0 Maintenance and Repair. Ameritech will provide an electronic interface for the transfer and receipt of data necessary to perform the maintenance and repair functions (e.g., trouble receipt and trouble status). This interface will be administered through a gateway that will serve as a single point of contact for the transmission of such data. The interface will be consistent with the Alliance for Telecommunications Industry Solutions (ATIS), T1-Telecommunications
(T1)-Operations, Administration, Maintenance and Provisioning (OAM&P), standard T1.227-95 and T1.228-95 and the Ameritech Electronic Bonding Interface (EBI) document. However, as

                                 Sch 9.2.6 - 1
an industry standard interface is developed by the appropriate industry forum, and generally accepted for implementation by the industry, Ameritech shall implement such interface./1/

3.0 Billing. Ameritech will provide appropriate usage data to Focal to facilitate Customer billing with attendant acknowledgments and status reports and exchange information to process claims and adjustments.

4.0 Functionality of Ordering and Provisioning Interface. To the extent the functionalities set forth below are utilized for the ordering and provisioning of unbundled Network Elements, electronic interfaces will provide Focal with the ability to:

     a) Obtain, during sales discussions with a Customer, access to the following Ameritech Customer service record data in a manner which is transparent to the Customer:

          .  Billing telephone number/name/address
          .  Service Location Address
          .  Working telephone number(s) on the account
          .  Existing service and features
          .  Blocking
          .  CLASS Features
          . Telephone Assistance Programs, Telephone Relay Service and similar services indicator
          .  Special Exemption Status indicator
          .  Directory Listing Information
          . Information necessary to identify the IntraLATA toll provider and InterLATA provider, as applicable.

     b)   Obtain information on all features and services available:

     c)   Enter the Focal Customer order for all desired features and services;

     d)   Determine if a service call is needed to install the line or service;

     e)   Schedule dispatch and installation, if applicable;

     f)   Provide installation dates to Customer;

--------------------------------------------------------------------------------
/1/ Focal shall implement such interface as soon as technically feasible, but in no event later then December 31, 1998, provided, however, that if Focal submits to Ameritech more than fifteen (15) orders for maintenance and repair associated with Unbundled Network Elements in any calendar month, it must immediately implement such interface.

                                Sch. 9.2.6 - 2

     g) Order local intraLATA toll service and enter Focal Customer's choice of primary interexchange carrier on a single, unified order; and

     h)   Suspend, terminate or restore service to an Focal Customer.

                                Sch. 9.2.6 - 3

                                SCHEDULE 9.2.7

                   OPERATOR SERVICES AND DIRECTORY SERVICES

1.0  Operator Services.  Operator Services consist of the following services.

     1.1 Manual Call Assistance - manual call processing with operator involvement for the following:

          (a) Calling card - the Customer dials 0+ or 0- and provides operator with calling card number for billing purposes.

          (b) Collect - the Customer dials 0+ or 0- and asks the operator to bill the call to the called number, provided such billing is accepted by the called number.

          (c) Third number billed - the Customer dials 0+ or 0- and asks the operator to bill the call to a different number than the calling or called number.

          (d) Operator assistance - providing local and intraLATA operator assistance for the purposes of:

               (1) assisting Customers requesting help in completing calls or requesting information on how to place calls;

               (2)  handling emergency calls;

               (3)  handling credits and coin telephone local refund requests;
                    and

               (4)  handling person-to-person calls.

          (e) Operator Transfer Service ("OTS") - calls in which the Customer dials "0", is connected to an Ameritech operator and then requests call routing to an IXC subscribing to OTS. The operator will key the IXC's digit carrier identification code to route the Customer to the requested IXC's point of termination.

          (f) BLV - Service in which operator verifies a busy condition on a line.

          (g) BLVI - service in which operator, after verifying a busy line, interrupts the call in progress.

     1.2 Automated Call Assistance - mechanized call processing without operator involvement for the following:

                                Sch. 9.2.7 - 1

          (a) Automated calling card service ("ACCS") - the Customer dials 0 and a telephone number, and responds to prompts to complete the billing information.

          (b)  Automated Alternate Billing Service ("AABS") -

               (1) the Customer dials 0 and a telephone number and responds to prompts to process the call and complete the billing information (Customer branding not currently available).

               (2) ACCS calculates charges, relates the charge to the Customer, and monitors coins deposited before connecting the 1 + intraLATA or InterLATA call.

     1.3 Line Information Database ("LIDB") Validation - mechanized queries to a LIDB for billing validation.

     1.4 Database Access - To the extent technically feasible, Ameritech will provide access to databases used in the provisioning of Operator Services via Focal's Bona Fide Request.

2.0 Directory Assistance. Directory Assistance ("DA") service shall consist of the following services.

     2.1 Directory Assistance - those calls in which the Customer dial digits designated by Focal to obtain Directory Assistance for local numbers located within his/her NPA. Two listings will be provided per call.

     2.2 Branding - the ability to put messages on the front end of a DA call that is directly bunked into Ameritech's DA switch.

     2.3 Information Call Completion - provides a Customer who has accessed the DA service and has received a number from the Audio Response Unit ("ARU") the option of having an intraLATA call completed by pressing a specific digit on a touch tone telephone. Information Call Completion is only available to Focal if it direct trunks its DA calls to Ameritech.

     2.4 Upon request, and through a technically feasible arrangement, Ameritech will provide access to databases used in the provisioning of DA via Focal's Bona Fide Request at rates that recover Ameritech's costs of developing, providing and maintaining the service. Such unbundled access to the DA database shall be for the purpose of having Focal's Telephone Exchange Service DA listing in the area placed into Ameritech's DA database, or to enable Focal to read DA listing in the database so that Focal can provide its own DA service.

3.0 Rate Application. Ameritech shall bill Focal the applicable rates on a monthly basis, in accordance with the following methodology:

                                Sch. 9.2.7 - 2

     3.1 Manual Call Assistance - operator call occurrences multiplied by the per call rate. Total call occurrences shall include all processed calls, whether or not they are completed.

     3.2 Automated Call Assistance (ACCS and AABS) - call occurrences multiplied by the per call occurrence rate. Total call occurrences shall include all processed calls, whether or not they are completed.

     3.3 LIDB Validation - validation occurrences multiplied by the LIDB validation per occurrence rate. Total validation occurrences shall include all validations, whether or not the call is completed. Ameritech will accumulate operator occurrences, automated occurrences, and LIDB validation occurrences via its Operator Services Call Analysis System ("OSCAS"). OSCAS utilizes TOPS AMA recordings to produce monthly summaries of mechanized and manual call occurrences.

     3.4 BLV - operator call occurrences multiplied by the per call rate. Total call occurrences shall include all processed calls whether or not they are completed.

     3.5 BLVI - operator call occurrences multiplied by the per call rate. Total call occurrences shall include all processed calls whether or not they are completed.

     3.6 Lost Records. If Ameritech is responsible for lost, destroyed, or mutilated TOPS AMA recordings, Ameritech will not bill Focal for those calls for which there are no records. Likewise, Ameritech shall not be held responsible by Focal for lost revenue. However, if within ninety (90) days, actual data should become available, Ameritech will bill Focal for those calls using actual data.

                                Sch. 9.2.7 - 3

                                 SCHEDULE 9.3.4

                                  COMBINATIONS

1.   Unbundled Element Platform with Operator Services and Directory Assistance.

Unbundled Loop
Local Switching
Operator Services and Directory Assistance
Shared Transport
Dedicated Transport
STPs
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching

2.   Loop Combination

Unbundled Loop
Network Interface Device

3.   Switching Combination #1

Shared Transport
Dedicated Transport
STPs
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching

4.   Unbundled Element Platform Without Operator Services and Directory
     Assistance

Unbundled Loop
Local Switching
Shared Transport
Dedicated Transport
STPs
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching

The price for each Combination shall include the applicable charges (including any applicable usage charges) for each unbundled Network Element provided as part of each Combination.

                                Sch. 9.3.4 - 1

                                SCHEDULE 9.3.5

               COMBINATIONS AVAILABLE THROUGH BONA FIDE REQUEST

1.   Loop/Network Combination

Unbundled Loop
Shared Transport
Dedicated Transport
STPs
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching

2.   Switching Combination #2

Network Interface Device
Local Switching
Shared Transport
Dedicated Transport
SS7 Message Transfer & Connection Control
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching

3.   Switching Combination #3

Network Interface Device
Local Switching
Operator Systems
Shared Transport
Dedicated Transport
SS7 Message Transfer & Connection Control
Signaling Link Transport
Service Control Points (SCPs)/Databases
Tandem Switching

4.   Switched Data Services

Network Interface Device
Local Switching
Shared Transport
Dedicated Transport
Tandem Switching

                                Sch. 9.3.5 - 1

                                 SCHEDULE 9.5

                       PROVISIONING OF NETWORK ELEMENTS

1.0  General Provisioning Requirements.

     1.1 Subject to the terms of Section 9.0, Focal may order and/or request Elements either individually or as Combinations.

     1.2 The Combinations set forth on Schedule 9.3.4 and any additional Combination provided previously hereunder by Ameritech pursuant to the Bona Fide Request process shall be identified and described by Focal so that they can be ordered and provisioned as a Combination and shall not require the enumeration of each Network Element within that Combination on each provisioning order; Provided that in each case Focal shall specify on each order the type of service to be provided as well as the engineering and routing characteristics (e.g., redundancy requirements and data transfer rates) Focal requests for such Combination.

     1.3 Focal may order from Ameritech multiple individual Network Elements on a single order without the need to have Focal send an order for each such Network Element if such Network Elements are (i) for a single type of service, (ii) for a single location and (iii) for the same account.

     1.4 Ameritech shall provide provisioning services to Focal Monday through Friday from 8:00 a.m. to 5:00 p.m. CST. Focal may request Ameritech to provide Saturday, Sunday, holiday, and/or off-hour provisioning services. If Focal requests that Ameritech perform provisioning services at times or on days other than as required in the preceding sentence, Ameritech shall quote, within three (3) Business Days of the request, a cost-based rate for such services. If Focal accepts Ameritech's quote, Ameritech shall perform such provisioning services.

     1.5 Ameritech shall provide a Single Point of Contact (each, a SPOC) for ordering and provisioning contacts and order flow involved in the purchase and provisioning of Ameritech's unbundled Network Elements or Combinations. The SPOCs shall provide an electronic interface twenty-four (24) hours a day, seven (7) days a week for all ordering and provisioning order flows. Each SPOC shall also provide to Focal a toll-free nationwide telephone number (operational from 8:00 a.m. to 5 p.m., Monday through Friday) which will be answered by capable staff trained to answer questions and resolve problems in connection with the provisioning of Network Elements or Combinations.

     1.6 Ameritech shall provide to Focal a single point of contact (the "Unbundling Ordering Center") for ordering unbundled Network Elements. A national toll-free number will be provided from 7:00 a.m. to 5:00 p.m. CST, Monday through

                                 Sch. 9.5 - 1

          Friday. This Unbundling Ordering Center is responsible for order acceptance, order issuance, and return of the Firm Order Commitment
          (FOC) to Focal as specified in this Schedule 9.5.

          In addition, Ameritech shall provide to Focal a single point of contact (the "Unbundling Service Center") for all provisioning, maintenance, repair, and cutover coordination. A national toll-free number will be provided from 6:30 a.m. to 12:00 a.m. CST Monday through Friday. Out of hours maintenance questions are handled by a "Fold Down Center."

     1.7 Ameritech will recognize Focal as the Customer of Record of all Network Elements and agreed to Combinations ordered by Focal and will send all notices, invoices and pertinent Customer information directly to Focal.

     1.8 Ameritech may not initiate any disconnection or rearrangement of any Focal ordered Element or Combination, except as directed by Focal or as otherwise provided in this Agreement.

     1.9 When requested by Focal, Ameritech will schedule installation appointments with Ameritech's representative on the line with Focal's representative until Focal has access to Ameritech's scheduling system.

     1.10 Ameritech will provide Focal with a Firm Order Confirmation (FOC) for each order, within twenty-four (24) hours of Ameritech's receipt of that order, or within a different time interval agreed upon by the Parties. The FOC must contain an enumeration of Focal's ordered Network Elements or Combination features, options, physical Interconnection, quantity, and Ameritech commitment date for order completion ("Committed Due Date"), which commitment date shall be established on a nondiscriminatory basis with respect to installation dates for comparable orders at such time.

     1.11 Upon work completion, Ameritech will provide Focal electronically (unless otherwise notified by Focal) with an order completion per order that states when that order was completed. Ameritech shall respond with specific order detail as enumerated on the FOC and shall state any additional charges (e.g., time and materials charges) up to a previously agreed upon limit associated with that order.

     1.12 Ameritech will perform pre-testing of Network Elements and Combinations in accordance with Ameritech's standards. At Focal's request, Ameritech will make available to Focal on a weekly batch basis any available test and turn-up results in support of the Network Elements or Combinations ordered by Focal. Focal shall be responsible for any costs incurred by Ameritech to provide copies of any available results. If Focal requests Ameritech to provide Focal with any test or

                                 Sch. 9.5 - 2
          turn-up results which Ameritech does not then generate, Focal shall request such results through the Bona Fide Request process.

     1.13 As soon as identified, Ameritech shall provide notification electronically of Focal orders that are incomplete or incorrect and therefore cannot be processed.

     1.14 As soon as identified, Ameritech shall provide notification electronically of any instances when Ameritech's Committed Due Dates are in jeopardy of not being met by Ameritech on any element or feature contained in any order for Network Elements or Combinations. Ameritech shall indicate its new committed due date as soon as such date is available.

     1.15 Within twenty-four (24) hours of Focal's request, Ameritech will perform cooperative testing with Focal (including trouble shooting to isolate any problems) to test Network Elements or Combinations purchased by Focal in order to identify any performance problems.

     1.16 Subject to Section 9.0, Network Elements and Combinations will be provisioned with a combination of customer-specific and bulk orders as specified by Focal.

     1.17 When Focal orders Network Elements or Combinations that are currently interconnected and functional and remain interconnected to the same adjacent Network Elements, such Network Elements and Combinations will remain interconnected and functional without any disconnection or disruption of functionality of such Network Elements. There shall be no charge for such interconnection. Consequently, for Ameritech retail Customers who simply wish to switch their local service providers and keep the same type of service provided through the same equipment, this method of ordering will accomplish this with no physical changes required in the existing Network Elements. Under these circumstances, it shall not be necessary for Focal to collocate equipment in Ameritech Central Offices to connect the unbundled Network Element. If shared Network Elements are used, Ameritech will be responsible for all engineering, provisioning and maintenance of these components to ensure they support the agreed-upon grade of service.

     1.18 Ameritech shall provide to Focal upon request:

          (a) a list of all services and features technically available from each switch that Ameritech may use to provide Local Switching, by switch CLLI;

          (b) a listing by street address detail, of the service coverage area of each switch CLLI;

                                 Sch. 9.5 - 3

          (c) when available, all engineering design and layout information for each Network Element and Combination; provided that Focal shall pay Ameritech for the costs incurred by Ameritech to provide Focal with copies of such information;

          (d) a listing of all technically available functionalities for each Network Element or Combination; and

          (e) advanced information on the details and requirement for planning and implementation of NPA splits.

     1.19 Promptly after the Effective Date, Ameritech shall provide Focal an initial electronic copy of the following information:

          (a)  Street address verification;
          (b)  Switch identification by service address; and
          (c)  Switch feature verification.

          Electronic updates to such information shall be provided monthly to Focal as changes are made to such information.

     1.20 For orders of Network Elements (and INP with the installation of a Loop) that require coordination among Ameritech, Focal and Focal's Customer, Focal shall be responsible for any necessary coordination with the Focal Customer.

2.0  Unbundled Local Loop Transmission

     2.1  Access to Unbundled Local Loops.

          2.1.1 Focal shall access Ameritech's Unbundled Local Loops via Collocation or in accordance with Section 9.0 of this Agreement at the Ameritech Wire Center where that element exists and each Loop shall be delivered to Focal's Collocation by means of a Cross-Connection, which shall be an additional charge.

          2.1.2 Ameritech shall provide Focal access to its unbundled Loops at each of Ameritech's Wire Centers. In addition, if Focal requests one or more Loops serviced by Integrated Digital Loop Carrier or Remote Switching technology deployed as a Loop concentrator, Ameritech shall, where available, move the requested Loop(s) to a spare, existing physical Loop at no charge to Focal. If, however, no spare physical Loop is available, Ameritech shall within forty-eight
(48) hours of Focal's request notify Focal of the lack of available facilities. Focal may then at its discretion make a Bona Fide Request for Ameritech to provide the unbundled Loop through the demultiplexing of the integrated digitized Loop(s). Notwithstanding anything to the contrary in this Agreement, the provisioning intervals set forth in Section 2.2.2 of this Schedule and the Ameritech Network Element Performance Benchmarks

                                  Sch. 9.5-4
set forth in Schedule 9.9 of this Agreement shall not apply to unbundled Loops provided under this Section 2.1.2.

          2.1.3 If Focal orders a Loop type and the distance requested on such Loop exceeds the transmission characteristics as referenced in the corresponding Technical Reference specified below, distance extensions may be requested where technically feasible to meet the specification using such distance extensions and additional rates and charges shall apply as set forth at Item V of the Pricing Schedule.

======================================================
      Loop Type        Technical Reference/Limitation
------------------------------------------------------
Electronic Key Line    2.5 miles
------------------------------------------------------
ISDN                   Bellcore TA-NWT-000393
------------------------------------------------------
HDSL 2W                T1E1 Technical Report Number 28
------------------------------------------------------
HDSL 4W                T1E1 Technical Report Number 28
------------------------------------------------------
ADSL 2W                ANSI T1.413-1995 Specification
======================================================

2.2  Provisioning of Unbundled Loops.

     The following coordination procedures shall apply for conversions of "live" Telephone Exchange Services to unbundled Network Elements:

          2.2.1 Focal shall request unbundled Loops from Ameritech by delivering to Ameritech a valid electronic transmittal service order (a "Service Order") using the electronic interface described on Schedule
     9.2.6. Within twenty-four (24) hours of Ameritech's receipt of a Service Order, Ameritech shall provide Focal the firm order commitment ("FOC") date according to the applicable Ameritech Network Element Performance Benchmarks set forth in Section 9.9 of this Agreement by which the Loop(s) covered by such Service Order will be installed.

          2.2.2 Ameritech shall provision unbundled Loops in accordance with the time frames set forth on Schedule 9.9 or within such other intervals as agreed upon by the Parties.

          2.2.3  Ameritech agrees to coordinate with Focal at least fortnight
     (48) hours prior to the due date a scheduled conversion date and time (the "Scheduled Conversion Time") in the "A.M." (12:00 midnight to 12:00 noon) or "P.M." (12:00 noon to 12:00 midnight) (as applicable, the "Conversion Window").

                                  Sch. 9.5-5

          2.2.4 Not less than one (1) hour prior to the Scheduled Conversion Time, either Party may contact the other Party and unilaterally designate a new Scheduled Conversion Time (the "New Conversion Time"). If the New Conversion Time is within the Conversion Window, no charges shall be assessed on or waived by either Party. If, however, the New Conversion Time is outside of the Conversion Window, the Party requesting such New Conversion Time shall be subject to the following:

          If Ameritech requests the New Conversion Time, the applicable Line Connection Charge shall be waived; and

          If Focal requests the New Conversion Time, Focal shall be assessed a Line Connection Charge in addition to the Line Connection Charge that will be incurred for the New Conversion Time.

          2.2.5 Ameritech shall test for Focal dial-tone ("Dial Tone Test") at Ameritech's MDF for Focal's Virtual Collocated equipment or Physical Collocated equipment during a window not greater than forty-eight (48) hours but not less than eight (8) hours prior to the Scheduled Conversion Time (or New Scheduled Time, as applicable). Ameritech shall perform the Dial Tone Test at no charge until the termination of this Agreement.

          2.2.6 Except as otherwise agreed by the Parties for a specific conversion, the Parties agree that the time interval expected from disconnection of "live" Telephone Exchange Service to the connection of an unbundled Network Element at the Focal Collocation interface point will be sixty (60) minutes or less. If a conversion interval exceeds sixty (60) minutes and such delay is caused solely by Ameritech (and not by a Delaying Event), Ameritech shall waive the applicable Line Connection Charge for such element. If Focal has ordered INP with the installation of a Loop, Ameritech will coordinate the implementation of INP with the Loop conversion during the sixty (60) minute interval at no additional charge.

          2.2.7 Requests for maintenance or repair of unbundled Loops are initiated using the industry standard "electronic bonding" interface (EBI) and are handled by the Ameritech Unbundling Service Center ("USC"). The USC works with local Ameritech personnel to perform any manual testing that may be required to isolate the trouble.

3.0  Network Interface Device Capability.

     3.1 Ameritech will provide Focal access to NIDs in a manner that will permit Focal to connect its loop facilities to the Customer's inside wiring through Ameritech's NID, as required. Focal shall establish this connection through an adjoining NID provided by Focal.

     3.2 Due to the wide variety of NIDs utilized by Ameritech (based on Customer size and environmental considerations), Focal may access the Customer's inside wire by any of the following means:

                                  Sch. 9.5-6

          (a) Where an adequate length of inside wire is present and environmental conditions permit, Focal may remove the inside wire from Ameritech's NID and connect that wire to Focal's NID;

          (b) Enter the Customer access chamber or "side" of "dual chamber" NID enclosures for the purpose of extending a connecterized or spliced jumper wire from the inside wire through a suitable "punch-out" hole of such NID enclosures;

          (c) Enter Ameritech's loop terminal enclosure located at a multiple dwelling unit ("MDU") for the purpose of accessing Customer premises inside wire and extending such wire to Focal's own adjoining NID; or

          (d) Request Ameritech to make other rearrangements to the inside wire terminations or terminal enclosure on a time and materials cost basis to be charged to the requesting party (i.e., Focal, its agent, the building owner or the Customer).

     3.3 If Focal accesses the Customer's inside wire as described in Section 2.2(d), the time and materials charges will be billed to the requesting party (i.e., Focal, the building owner or the Customer).

     3.4 In no case shall Focal remove or disconnect Ameritech's loop facilities from Ameritech's NIDs, enclosures, or protectors.

     3.5 In no case shall Focal remove or disconnect ground wires from Ameritech's NIDs, enclosures, or protectors.

     3.6 Maintenance and control of premises wiring (inside wire) is the responsibility of the Customer. Any conflicts between service providers for access to the Customer's inside wire must be resolved by the Customer.

     3.7 Due to the wide variety of NID enclosures and outside plant environments, Ameritech will work with Focal to develop specific procedures to establish the most effective means of implementing this Section 3.0.

4.0  Unbundled Local Switching

     4.1  Access to Unbundled Local Switching.

          4.1.1 Focal shall access Ameritech's Unbundled Local Switching via Collocation or in accordance with Section 9.0 of this Agreement at the Ameritech Wire Center where that element exists and each line-side and/or trunk-side port will be delivered to Focal's Collocation by means of a Cross-Connection, which shall be an additional charge.

                                  Sch. 9.5-7

          4.1.2 Ameritech shall provide Focal access to its Unbundled Local Switching at each of Ameritech's Wire Centers and will provide Focal all available basic local switching functions and basic capabilities the switch is capable of providing which Ameritech currently makes available to its local Customers, or for which Ameritech OSS functions are capable of provisioning pursuant to a Bona Fide Request.

          4.1.3 Unbundled Local Switching also provides access to additional features and capabilities that the switch has available for activation. Focal has the capability of activating these features on a line-by-line basis via an electronic interface. The additional features available for activation on the basic Unbundled Local Switching include:

          (a)  vertical features;
          (b) Custom Calling, Custom Local Area Signaling Service features ("CLASS") features; and Centrex features.
          (c)  Centrex features.

          4.1.4 Other basic and for additional capabilities, functions and features that are not then available for activation on the switch may be requested as optional special capabilities. Ameritech will provide these special capabilities if technically feasible and upon Focal's Bona Fide Request. Focal will pay the applicable recurring and nonrecurring costs of developing, installing, providing and maintaining the requested capability.

          4.1.5 Unless already provided by Ameritech as a service offering, and if not, upon Focal's Bona Fide Request, Ameritech will provide any technically feasible customized local routing of traffic through Unbundled Local Switching by class of call (e.g., operator, directory assistance, 9-1-1, toll, local, etc.). Ameritech will develop and provide any requested customized routing the switch is capable of providing, upon agreement by Focal to pay recurring and nonrecurring costs of developing, installing, updating, providing and maintaining such custom routing.

          4.1.6 Ameritech provides, on an optional basis, the ability to connect line-side ports and/or trunk-side ports within the same switch with a group of common attributes. An example, is a request for Unbundled Local Switching to provide a Centrex service with intercom calling within the system and with certain common features. The attributes available include intercom calling, group call pick-up, and Automatic Route Selection. Intercom calling is defined as the ability of the line-side ports to call one another by dialing 3-7 digits. Group call pick up is defined as allowing one line-side port to answer a call directed to another line-side port in the same call pick-up group. ARS is defined as the ability to route calls to a specific group of trunk-side ports.

          4.1.7 Ameritech will switch traffic through its local switching element in accordance with Ameritech standard switching translations and screening in use in that switch. The custom routing optional feature enables Focal to specify special routing, by


                                  Sch. 9.5-8
     class of call, of some or all traffic incoming into its unbundled local switch using any technically feasible routing capability of that switch. Variations in the End Office switching equipment used to provide service in specific locations may cause differences in the operation of certain features. Special routing capabilities that are not otherwise available (i.e., features that the switch is capable of providing) will be developed on an individual basis through the Bona Fide Request process and will be installed, updated, maintained and provided following Focal's agreement to pay the applicable costs.

4.2  Provisioning of Unbundled Local Switching.

     The following coordination procedures shall apply for conversions of "live" Telephone Exchange Services to unbundled Network Elements:

          4.2.1 Focal shall request Unbundled Local Switching from Ameritech by delivering to Ameritech a valid electronic transmittal service order (a "Service Order") using the electronic interface described on Schedule
     9.2.6. In addition, pre-ordering functions are supported via electronic data interchange (EDI) format as utilized for Resale Services. Within twenty-four (24) hours of Ameritech's receipt of a Service Order, Ameritech shall provide Focal the firm order commitment ("FOC") date by which the Unbundled Local Switching ports covered by such Service Order will be installed.

          Where connection of the Unbundled Local Switching port(s) to customized routing is required by Focal, the specific custom routing pattern desired must already exist. In those instances where the custom routing pattern does not already exist, Focal may request the development and establishment of such customer routing pattern via a Bona Fide Request. While the custom routing pattern is being developed, Focal may do one of the following: (a) defer activation of the Unbundled Local Switching port until the routing pattern is established, (b) offer the Customer resale on an interim basis, or (c) convert the existing basic office routing pattern. If Focal elects option (c) and later desires to convert the Unbundled Local Switching port using Ameritech's office routing pattern to a customized routing pattern, an additional Line Connection Charge will apply.

          4.2.2 Ameritech agrees to coordinate with Focal at least forty-eight hours prior to the due date a scheduled conversion date and time (the "Scheduled Conversion Time") in the "A.M." (12:00 midnight to 12:00 noon) or "P.M." (12:00 noon to 12:00 midnight) (as applicable, the "Conversion Window").

          4.2.3 Not less than one (1) hour prior to the Scheduled Conversion Time, either Party may contact the other Party and unilaterally designate a new Scheduled Conversion Time (the "New Conversion Time"). If the New Conversion Time is within the Conversion Window, no charges shall be assessed on or waived by either Party. If, however, the New Conversion Time is outside of the Conversion Window, the Party requesting such New Conversion Time shall be subject to the following:


                                  Sch. 9.5-9

          If Ameritech requests the New Conversion Time, the applicable Line Connection Charge shall be waived; and

          If Focal requests the New Conversion Time, Focal shall be assessed a Line Connection Charge in addition to the Line Connection Charge that will be incurred for the New Conversion Time.

          4.2.4 Except as otherwise agreed by the Parties for a specific conversion, the Parties agree that the time interval expected from disconnection of "live" Telephone Exchange Service to the connection of an unbundled Network Element at the Focal Collocation interface point will be sixty (60) minutes or less. If a conversion interval exceeds sixty (60) minutes and such delay is caused solely by Ameritech (and not by a Delaying Event), Ameritech shall waive the applicable Line Connection Charge for such element.

          If Focal has ordered INP with the installation of a Loop, Ameritech will coordinate the implementation of INP with the Loop conversion during the sixty (60) minute interval at no additional coordination charge (other than the applicable standard service order and line connection charges).

     Ameritech shall provide to Focal equivalent functionality of blocking calls (e.g., 900, 976 and international calls) as provided to Ameritech's retail Customers.

          4.2.5 When ordering a Local Switching Element, Focal may order from Ameritech separate interLATA and intraLATA capabilities (i.e., 2 PICs where available) on a line or trunk basis.

          4.2.6 Unless otherwise directed by Focal and to the extent technically feasible, when Focal orders a Network Element or Combination, all pre-assigned trunk or telephone numbers currently associated with that Network Element or Combination shall be retained without loss of feature capability.

     4.3  Tandem Switching.

          4.3.1 Tandem Switching creates a temporary transmission path between interoffice trunks that are interconnected at a switch for the purpose of routing a call or calls. Unbundled Tandem Switching is ordered using electronic interfaces. Trunk-side ports are ordered using the Access Service Request ("ASR") which provides for electronic ordering based on industry standards adopted through OBF. ASR is the process used as of the Effective Date to order Exchange Access Services. Both pre ordering and ordering functions and access to associated Operations Support Systems functions are supported electronically through these interfaces.

                                  Sch. 9.5-10

          4.3.2 Ameritech will service, operate, and maintain the unbundled Tandem Switching for Focal at parity with the service, operation, and maintenance Ameritech provides to itself, its subsidiaries, Affiliates and any other person. Unless requested otherwise, where applicable and technically feasible, Ameritech will provide unbundled Tandem Switching using the same specifications, interfaces, parameters, internals, procedures and practices it uses to provide comparable Tandem Switching for all other Customers and carriers. Any feature or function existing in the Tandem Switch will be provided to Focal on a non-discriminatory basis. Congestion control and overflow routing will be provided on a non-discriminatory basis.

          4.3.3 Tandem Switching performance will be measured to ensure parity with all other Telecommunications Carriers that are interconnected with Ameritech. Performance will be measured on switching, call recording, and network management controls.

          4.3.4 Switch downtime will be measured through FCC reportable incidents report. CPI Index will be measured calls blocked and customer out of service incidents.

          4.3.5 Electronic Billing Accuracy Centers (EBAC) measures billing errors from the CABS error hold file report. Ameritech employs RAVE/A&T which enables on-line investigation of AMA volumes and will alert EBAC to possible AMA recording failures.

          4.3.6 Congestion Control and overflow criteria are set by the use of NTMOS Surveillance system which polls EDAS and NMA data on call volumes and make busy standards. Ameritech sets automatic thresholds with preplan routing and overflow selection. The system is also monitored via a manual surveillance system early recognition of performance problems.

5.0  Interoffice Transmission Facilities.

     Ameritech shall:

     5.1 Provide Focal exclusive use of Interoffice Transmission Facilities dedicated to Focal, or use of the features, functions, and capabilities of Interoffice Transmission Facilities shared by more than one Customer or carrier, including Focal;

     5.2 Provide all technically feasible transmission facilities, features, functions, and capabilities that Focal could use to provide Telecommunications Services;

     5.3 Permit, to the extent technically feasible, Focal to connect such interoffice facilities to equipment designated by Focal, including Focal's Collocated facilities; and

     5.4 Permit, to the extent technically feasible, Focal to obtain the functionality provided by Ameritech's digital cross-connect systems separate from dedicated transport.


                                 Sch. 9.5 - 11

6.0  Signaling Networks and Call-Related Databases

     6.1  Signaling Networks.

          6.1.1 If Focal purchases Switching Capability from Ameritech, Ameritech shall provide access to its signaling network from that switch in the same manner in which Ameritech obtains access to such switch itself. In addition, Ameritech shall provide Focal access to Ameritech's signaling network for each of Focal's switches when Focal uses its own switching facilities. This connection shall be made in the same manner as Ameritech connects one of its own switches to an STP. Notwithstanding the foregoing, Ameritech shall not be required to unbundle those signaling links that connect Service Control Points to STPs or to permit Focal to link its own STPs directly to Ameritech's switch or call-related databases.

          6.1.2 If Focal has its own switching facilities, Ameritech shall provide Focal access to STPs to each of Focal's switches, in the same manner in which Ameritech connects one of its own switches to an STP, or in any other technically feasible manner (e.g., bringing an "A" link from Focal's switch to Ameritech's STP, or linking Focal's switch to its own STP and then connecting that STP to Ameritech's STP via a "B" or "D" link); provided that Ameritech shall not be required to (i) unbundle the signaling link connecting SCPs to STPs, (ii) permit direct linkage of Focal's own STPs to Ameritech's switch or call-related databases or (iii) unbundle an SCP from its associated STP.

          6.1.3 The Parties shall agree upon appropriate mediation facilities and arrangements for the Interconnection of their signaling networks and facilities, as necessary to adequately safeguard against intentional and unintentional misuse of the signaling networks and facilities of each Party. Such arrangements shall provide at a minimum:

     . Certification that Focal's switch is compatible with Ameritech's SS7 network;

     .  Certification that Focal's switch is compatible with Ameritech's AIN
        SCP;

     . Certification that Focal's switch is compatible with a desired AIN application residing on Ameritech's SCP;

     . Agreement on procedures for handling maintenance and troubleshooting related to AIN services;

     . Usage of forecasts provided by Focal, so that Ameritech can provide sufficient SS7 resources for Focal and all other requesting carriers;

     . Mechanisms to control signaling traffic at agreed-upon levels, so that Ameritech's SS7 resources can be fairly shared by all requesting carriers;

                                 Sch. 9.5 - 12

     . Mechanisms to restrict signaling traffic during testing and certification, as necessary to minimize risks to the service quality experienced by Customers served by Ameritech's network and those of other carriers while compatibility and interconnection items are verified; and

     . Mechanisms to ensure protection of the confidentiality of Proprietary Information of both carriers and Customers.

     6.2  Call-Related Databases.

          6.2.1 For purposes of switch query and database response through a signaling network, Ameritech shall provide Focal access to its call-related databases, including the Line Information Database, Toll Free Calling database, downstream number portability databases, and Advanced Intelligent Network databases by means of physical access at the STP linked to the unbundled database.

          6.2.2 If Focal purchases Unbundled Local Switching, Focal may, upon request, use Ameritech's SCP in the same manner, and via the same signaling links, as Ameritech. If Focal has deployed its own switch, and has linked that switch to Ameritech's signaling system, Focal shall be given access to Ameritech's SCP in a manner that allows Focal to provide any call-related, database-supported services to Customers served by Focal's switch. If the Parties are unable to agree in the Grooming Plan to appropriate mediation mechanisms with respect to access to the AIN SCPs, the Parties shall adopt the mechanisms adopted by the Commission. Ameritech shall provide Focal access to call-related databases in a manner that complies with the CPNI requirements of Section 222 of the Act.

          6.2.3 The Parties shall agree upon appropriate mediation facilities arrangements for the Interconnection of their signaling networks, databases, and associated facilities, as necessary to adequately safeguard against intentional and unintentional misuse of the signaling networks and facilities of each Party. Such arrangements shall provide for at a minimum:

     .    Capabilities to protect each Party's information;

     . Agreement on procedures for handling maintenance and troubleshooting related to AIN services;

     . Usage of forecasts provided by Focal, so that Ameritech can provide sufficient SS7 resources for Focal and all other requesting carriers;

     . Mechanisms to control signaling traffic at agreed-upon levels, so that Ameritech's SS7 resources can be fairly shared by all requesting carriers;

                                 Sch. 9.5 - 13

     . Mechanisms to restrict signaling traffic during testing and certification, as necessary to minimize risks to the service quality experienced by Customers served by Ameritech's network and those of other carriers while compatibility and interconnection items are verified; and

     . Mechanisms to ensure protection of the confidentiality of Proprietary Information of both carriers and customers.

6.3  Service Management Systems.

          6.3.1 Ameritech shall provide Focal with the information necessary to enter correctly, or format for entry, the information relevant for input into Ameritech's Service Management System ("SMS"). In addition, Ameritech shall provide Focal equivalent access to design, create, test, and deploy Advanced Intelligent Network.

          6.3.2 Access will provided in an equivalent manner to that which Ameritech currently uses to provide such access to itself (e.g., submitting magnetic tapes if Focal inputs magnetic tapes, or through an electronic interface equivalent to that used by Focal). The Parties shall set forth in the Grooming Plan the terms and conditions relating to such access. If Parties are unable to agree to appropriate mediation mechanisms with respect to access to the AIN SMSs and SCEs, the Parties shall adopt the mechanisms adopted by the Commission.

          6.3.3 Ameritech shall provide access to its SMS in a manner that complies with the CPNI requirements of Section 222 of the Act.

7.0  Operations Support Systems Functions

     7.1 Ameritech shall provide Focal access to Operations Support Systems functions on or before the dates set forth on the Implementation Schedule.

     7.2 Ameritech shall also provide Focal access to the functionality of any internal gateway systems Ameritech employs in performing the above-listed OSS functions for its own Customers. A "gateway system" means any electronic interface Ameritech has created for its own use in accessing support systems for providing any of the above-listed OSS functions.

8.0  Operator Services and Directory Services.

     8.1 Ameritech shall provide Focal access to Ameritech's Operator Service and Directory Assistance facilities where technically feasible.

     8.2 Ameritech shall provide unbundled Operator Services ("OS") and Directory Assistance ("DA") to Focal in conjunction with Telephone Exchange Service provided to Focal as a purchaser of Resale Services and as an Unbundled Local Switching Network Element or

                                 Sch. 9.5 - 14
directly as a separate Network Element. A list identifying the NPA/Exchange areas of Ameritech Directory Assistance, and dependent Information Call Completion services will be provided to Focal and will be updated as such DA services are provided in additional NPA/Exchange Areas.

     8.3 Focal will obtain any required custom routing and obtain or provide the necessary direct bunking and termination facilities to the mutually agreed upon meet point with Ameritech facilities for access to unbundled OS and DA services. Focal is responsible for delivering its OS and DA traffic to Ameritech's operator service switch. Specifically, Focal shall deliver its traffic direct from the End Office to the operator service switch location, and there can be no Tandem Switching for OS. The operator service location to which Focal will deliver its OS or DA traffic will be determined by Ameritech based on the existing capacity of its service centers. Ameritech will, if technically feasible, enable Focal to deliver its OS or DA traffic to the operator service switch most closely located to the Focal's NPA/exchange originating the call.

     8.4 Ameritech will provide and maintain the equipment at its OS and DA centers necessary to perform the services under this Agreement, with the goal of ensuring that the OS and DA service meets current industry standards.

     8.5 Ameritech will provide OS and DA in accordance with its then current internal operating procedures and/or standards.

     8.6 Ameritech will maintain a quality of service that will satisfy the standards, if any, established by the Commission having jurisdiction over the provision of such service. Focal has the right, once annually, to visit each Ameritech owned or subcontracted office upon reasonable notice to Ameritech or with greater frequency by mutual consent of the Parties. Upon request, Ameritech will provide monthly system results regarding speed of answer, average work time and, for DA only, abandon from queue measurements.

     8.7 Focal is solely responsible for providing all equipment and facilities to deliver OS and DA traffic to the point of Interconnection with Ameritech facilities.

     8.8 Focal will provide and maintain the equipment at its offices necessary to permit Ameritech to perform its services in accordance with the equipment operations and traffic operations are in effect in Ameritech's DA and OS offices. Focal will locate, construct, and maintain its facilities to afford reasonable protection against hazard and interference.

     8.9 Upon request and to the extent technically feasible, Ameritech will unbundle OS and DA from resellers of its Telephone Exchange Service, and for Focal, so Focal can provide its own OS or DA service or obtain it from a third party. Also, upon request, Ameritech will provide unbundled OS and/or DA as a stand alone unbundled Network Element to Focal. In either case, Focal is required to obtain any required custom routing and to arrange for or provide other facilities, services and Network Elements necessary to deliver its OS and DA traffic to Ameritech's designated office, or to the office of another provider, as applicable.

                                 Sch. 9.5 - 15

     8.10 Upon request, and as technically feasible, Ameritech will provide through an electronic interface, unbundled access to its databases used to provide DA and OS for purpose of enabling Focal to provide its own OS or DA service, or as otherwise authorized by the FCC or the Commission. Such unbundled access to DA and OS databases is provided as is technically feasible based upon the facilities, equipment and software involved, and upon agreement by Focal to pay to Ameritech its costs of developing, installing, providing and maintaining such Network Element.

     8.11 Specifically, upon request, Ameritech will provide through an electronic interface, unbundled access to its DA database to permit Focal to have its local exchange directory assistance listings in the areas incorporated into the database, and/or to read the DA listing (with the exception of non-published listing) in that database for the purpose of providing its own DA service. Such unbundled access will be provided in a technically feasible manner based upon the facilities, equipment and software involved, and upon agreement by Focal to pay to Ameritech its costs of developing, installing, providing and maintaining such network element.

     8.12 Access of resellers and Focal to DA and OS of Ameritech, and the DA and OS Network Elements provided hereunder, whether provided on a bundled or unbundled basis, will, as applicable and as feasible, be provided through the standard interfaces, parameters, intervals, service descriptions, protocols, procedures, practices and methods that Ameritech uses for other customers of its DA and OS services. Upon request, Ameritech will, as technically feasible, provide a different quality of service, upon agreement by Focal to pay to Ameritech its costs of developing, installing, maintaining and repairing access to and provision of the Network Element at such quality of service.

     8.13 Focal will furnish to Ameritech all information necessary for provision of OS and DA. This information, to the extent it is identified as such, shall be treated as Proprietary Information. For OS this information includes emergency agency phone numbers, rate information (such as mileage bands and operator surcharge information), and originating screening information. Focal will furnish to Ameritech all information necessary for the provision of OS and DA.

           8.13.1 To the extent that Focal does not mirror Ameritech's operator surcharge rates, then Ameritech will, if technically feasible, enter Focal's surcharge rates into Ameritech's rate tables, and will charge Focal for changing those tables at the rates then charged by Ameritech for such service.

            8.13.2 For DA services, Focal will furnish Ameritech ninety (90) days (or such earlier time as the Parties may agree upon) before DA service is initiated details necessary to provide that service. This information includes listing information for the areas to be sewed by Ameritech and network information necessary to provide for the direct bunking of the DA calls.

                                 Sch. 9.5 - 16

           8.13.3 Focal will keep these records current and will inform Ameritech, in writing, at least thirty (30) days prior to any changes in the format to be made in such records. Focal will inform Ameritech of other changes in the records on a mutually agreed-upon schedule.

     8.14 Upon request, and as technically feasible, Ameritech will re-brand such OS and DA services based upon Focal's obtaining or providing any required facilities, services, Network Elements and custom routing, and their agreement to pay rates that compensate Ameritech for any costs it incurs in developing, installing, providing and maintaining such rebranded service. For branding of calls, Focal must provide two (2) cassette tapes of an announcement, no longer than three (3) seconds, for installation on each OS and DA switch seeing Focal's Customers.

     8.15  Branding:  Re-branding is available as follows:

               (a) Mechanized front-end branding is available for all manual and automated OS calls.

               (b) Mechanized back-end branding is available for automated calling card calls handled via ACCS.

               (c) On mechanized collect and billed-to-third calls, back-end branding is not currently available.

               (1)  Such calls can be manually handled and branded.

               (2) If Customer desires mechanized branding, the feature can be installed if Focal pays for feature purchase and installation.

     Normally, OS and DA services, both bundled and unbundled, will be branded with Ameritech's name as the provider of the service. Upon request from Focal, and as technically feasible, Ameritech will re-brand OS and DA traffic from Focal's telephone exchange lines, or to Focal's unbundled OS or DA network element. Re-branded service requires that Focal arrange to have the subject OS or DA traffic delivered to Ameritech's Central Office on separate trunks, which may require that it obtain custom routing, and obtain or provide such trunks and other applicable facilities.

     Re-branding is provided at rates that recover Ameritech's costs of developing, installing, providing and maintaining such service.

     8.16 Focal grants to Ameritech during the term of this Agreement a non-exclusive license to use the DA listings provided pursuant to this Agreement. DA listings provided to Ameritech by Focal under this Agreement will be maintained by Ameritech only for providing DA information, and will not be disclosed to third parties. This section does not prohibit Ameritech and Focal from entering into a separate agreement which would allow Ameritech to

                                 Sch. 9.5 - 17
provide or sell Focal's DA listing information to third parties, but such provision or sale would only occur under the terms and conditions of the separate agreement.

     8.17 Ameritech will supply Focal with call detail information so that Focal can rate and bill the call. This information excludes rating and invoicing of Customers, unless negotiated on an individual case basis.

                                 Sch. 9.5 - 18

                                SCHEDULE 9.5.3

                    FORM OF REPRESENTATION OF AUTHORIZATION

     Focal hereby represents to Ameritech, for purposes of obtaining a Customer's Customer Proprietary Network Information ("CPNI") or for placing an order to change or establish a Customer's service, that it is a duly certificated LEC and that it is authorized to obtain CPNI and to place orders for Telephone Exchange Service (including Resale Service) upon the terms and conditions contained herein.

1. With respect to requests for CPNI regarding prospective Customers of Focal, Focal acknowledges that it must obtain written or electronic authorization in the form of a signed letter, tape-recorded conversation, password verification, or other means, in each case to the extent allowed by Applicable Law ("Documentation of Authorization"), which explicitly authorizes Focal to have access to the prospective Customer's CPNI. The Documentation of Authorization must be made by the prospective Customer or the prospective Customer's authorized representative. In order to obtain the CPNI of the prospective Customer, Focal must submit to Ameritech the Documentation of Authorization. If Focal cannot provide applicable Documentation of Authorization, then Ameritech shall not provide CPNI to Focal.

2. If Focal has already obtained Documentation of Authorization for the Customer to place an order for Telephone Exchange Service for the Customer, Focal need not submit Documentation of Authorization to obtain the Customer's CPNI.

3. With respect to placing a service order for Telephone Exchange Service for a Customer, Focal acknowledges that it must obtain Documentation of Authorization which explicitly authorizes Focal to provide Telephone Exchange Service to such Customer. The Documentation of Authorization must be made by the prospective Customer or Customer's authorized representative. Focal need not submit the Documentation of Authorization to process a service order. However, Focal hereby represents that it will not submit a service order to Ameritech unless it has obtained appropriate Documentation of Authorization from the prospective Customer and has such Documentation of Authorization in its possession.

4. The Documentation of Authorization must clearly and accurately identify Focal and the prospective Customer.

5. Focal shall retain all Documentation of Authorization in its files for as long as Focal provides Telephone Exchange Service to the Customer, or for as long as Focal makes requests for information on behalf of the Customer.

                                Sch. 9.5.3 - 1

6. Focal shall make Documentation of Authorization available for inspection by Ameritech during normal business hours. In addition, Focal shall provide Documentation of Authorization for Customers or prospective Customers to Ameritech upon request.

7. Focal is responsible for, and shall hold Ameritech harmless from, any and all Losses (as defined in that certain Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996 dated as of March 16, 1998 by and between Ameritech Information Industry Services, a division of Ameritech Services, Inc. on behalf of and as agent for Ameritech Illinois and Focal Communications Corporation of Illinois (the "Interconnection Agreement")) resulting from Ameritech's reliance upon Focal's representations as to its authority to act on behalf of a Customer or prospective Customer in obtaining CPNI or placing a service order for Telephone Exchange Service.

8. If Focal fails to repeatedly and materially abide by the procedures set forth herein, Ameritech reserves the right to insist upon the submission of Documentation of Authorization for each Customer in connection with a request for a service order.

9. This Representation of Authorization shall commence on the date noted below and shall continue in effect until the termination or expiration of the Interconnection Agreement.

     Dated this 16th day of March, 1998.


Focal Communications Corporation of Illinois


By: /s/ John R. Barnicle
   ---------------------
Title: Executive Vice President - Chief Operating Officer
Printed Name: John R. Barnicle


                                Sch. 9.5.3 - 2

                                 SCHEDULE 9.8

                          LOOP MAINTENANCE PROCEDURES

     The Parties shall agree upon the processes to be used for maintenance of Unbundled Loops. These processes will address the implementation of the requirements of this Schedule 9.8.

     1. Ameritech shall provide repair, maintenance, and testing, for all Unbundled Loops in accordance with the terms and conditions of this Schedule 9.8.

     2. Ameritech technicians shall provide repair service that is at least equal in quality to that provided to Ameritech Customers; trouble calls from Focal Customers shall receive response time priority that is at parity to that of Ameritech Customers and shall be based on trouble severity, regardless of whether the Customer is an Focal Customer or an Ameritech Customer.

     3. Ameritech shall provide Focal with the same scheduled and non-scheduled maintenance, including required and recommended maintenance intervals and procedures, for all unbundled Loops provided to Focal under this Schedule that it currently provides for the maintenance of its own network. Ameritech shall provide Focal notice of any scheduled maintenance activity which may impact Focal's Customers on the same basis it provides such notice to its subsidiaries, Affiliates, other resellers and its retail Customers. Scheduled maintenance shall include such activities as switch software retrofits, power tests, major equipment replacements, and cable rolls.

     4. Ameritech shall provide notice of non-scheduled maintenance activity that may impact Focal Customers. Ameritech shall provide maintenance as promptly as possible to maintain or restore service and shall advise Focal promptly of any such actions it takes.

     5. If service is provided to Focal Customers before an electronic interface ("EI") is established between Focal and Ameritech, Focal will transmit repair calls to Ameritech repair bureau by telephone.

     6. Ameritech repair bureau, including the EI to be established by the Parties, shall be on-line and operational twenty-four (24) hours per day, seven
(7) days per week except when preventative maintenance and software revisions require an out-of-service condition. Ameritech will provide Focal a twenty-four
(24) hour advanced notification of such out-of-service conditions.

     7. Ameritech shall provide progress reports and status-of-repair efforts to Focal upon request, and at a frequency interval to be determined by Focal. Ameritech shall inform Focal of restoration of service after an outage has occurred.

                                 Sch. 9.8 - 1

     8. Maintenance charges for premises visits by Ameritech technicians shall be billed by Focal to its Customer, and not by Ameritech. The Ameritech technician shall, however, present the Customer with unbranded form detailing the time spent, the materials used, and an indication that the trouble has either been resolved or that additional work will be necessary, in which case the Ameritech technician shall make an additional appointment with the Customer. The Ameritech technician shall obtain the Customer's signature when available upon said form, and then use the signed form to input maintenance charges into Ameritech's repair and maintenance database.

     9. Dispatching of Ameritech technicians to Focal Customer premises shall be accomplished by Ameritech pursuant to a request received from Focal. The EI established between the Parties shall have the capability of allowing Focal to receive trouble reports, analyze and sectionalize the trouble, determine whether it is necessary to dispatch a service technician to the Customer's premises, and verify any actual work completed on the Customer's premises.

     10. Upon receiving a referred trouble from Focal, the Ameritech technician will offer a dispatch appointment and quoted repair time dependent upon Ameritech's force-to-load condition. Ameritech's maintenance administrators will override this standard procedure on a non-discriminatory basis, using the same criteria as Ameritech uses to expedite intervals for itself and its subsidiaries, Affiliates and retail Customers. If Ameritech will be unable to meet an Focal expedited request, Ameritech will notify Focal and Focal will have the option to implement any escalation process agreed upon by the Parties.


                                 Sch. 9.8 - 2

                                 SCHEDULE 9.9

                    NETWORK ELEMENT PERFORMANCE BENCHMARKS

A.   Non-DS1 Loops-Standard Intervals

     Volume*            Interval
     ------             --------
     1-24               5 Business Days
     25-48              6 Business Days
     49-96              7 Business Days
     97+                Negotiated

     *    Number of Loops Per Order Per Day


B.   DS1 Unbundled Local Transport

     1.   Facilities Available          7 Business Days

          Facilities or Force           Negotiated Interval
          Not Available


C.   DS3-Unbundled Local Transport      Negotiated Interval


D.   OC-N-Unbundled Local Transport     Negotiated Interval


                                 Sch. 9.9 - 1

                                SCHEDULE 9.9.6

                               CREDIT ALLOWANCES
                                    INDIANA

Interruption of Service - If a service being provided pursuant to Articles IV and V and Section 9.9 is interrupted otherwise than by negligence or willful act of the Party receiving such service or such Party's Customer, charges for the affected service will be abated on a pro rata basis for the period such interruption continues after twenty-four (24) hours' notice thereof to the Party providing such service.


                                Sch. 9.9.6 - 1

                          PRICING SCHEDULE - INDIANA

I.   Reciprocal Compensation

     Rate = $0.009 per minute

II.  Information Services Billing and Collections

     Fee = $0.03 per message

III. BLV/BLVI Traffic

     Rate  =    $0.90 per Busy Line Verification
                $1.10 per Busy Line Interrupt
                (in addition to $0.90 for Busy Line Verification)

IV.  Transiting

     Rate = $0.002 per minute

V.   Unbundled Network Elements/1/


     A.   Unbundled Loop Rates

          1.   Recurring Rates


--------------------------------------------------------------------------------

/1/ The rates, charges and prices set forth below for unbundled Network Elements are "interim rates" and shall be replaced by the rates, charges and prices established by the Commission in IURC Cause No. 40611 or any other Commission or FCC proceeding to establish permanent rates, charges or prices for unbundled Network Elements (the Permanent Rate Dockets) within Indiana. If the Permanent Rate Docket does not establish a rate, charge or price for any element or service set forth below the rate, charge or vice for such service or element shall be as mutually agreed upon by the Parties. If the Parties are unable to agree, such disagreement shall be resolved in accordance with Section 28.11.


                         Indiana Pricing Schedule - 1

                                                          Monthly Rates
                                                 Exchange Rate Classification/2/



                                                    1         2          3
Analog
-    2-Wire Interface Loop Basic                    $ 12.19   $ 12.19   $ 12.19
-    PBX Ground Start                               $ 17.55   $ 16.51   $ 16.78
-    Electronic Key Line (EKL)
     Interface Loop                                 $ 28.18   $ 24.74   $ 23.89
-    4-Wire Interface Loop                          $ 37.65   $ 34.21   $ 34.13


Digital

-    4-Wire 65 Kbps Interface Loop                  $ 95.65   $ 93.62   $ 91.59
-    2-Wire 160 Kpbs ISDN-BRI Interface Loop        $ 20.03   $ 18.41   $ 18.41
-    4-Wire 1.544 Mbps Interface Loop               $164.47   $166.34   $174.98
-    2-Wire ADSL/HDSL Compatible Interface Loop     $ 15.66   $ 15.04   $ 13.51
-    4-Wire HDSL Compatible Interface Loop          $ 37.65   $ 34.21   $ 34.13


Cross Connect Charge (additional,
     per cross connect):
     2-wire interface                               $   .21
     4-wire interface                               $   .41
     6-wire interface                               $   .62
     8-wire interface                               $   .83
     DS1 interface                                  $  8.01
     DS3 interface                                  $  1.17

     Service Coordination fee per carrier,
     per central office                             $   .91


     2.   Non-Recurring Rates

          Service Order--Establish:
          (Business or Residence)                   $ 46.42/1/

--------------------------------------------------------------------------------
/2/  Exchange Rate Classifications, by Exchange, are shown in IURC No. 20 at
     Part 4, Section 2.

/1/ The Service Order Charge is a per occasion charge applicable to any number of Loops ordered for the same location and same Customer account.

                         Indiana Pricing Schedule - 2

     Line Connection:
     (Business or Residence)             $ 20.00/2/

     Record Change                       $ 13.00
     Provision Change                    $ 13.50

B. NID/3/                                No Charge

C. Switching


   1. Unbundled Local Switching          Non-Recurring     Monthly
                                         -------------     -------
   a.  Custom Routing                    $217.00
   -   per new LCC, per switch

   b.  ULS Ports

   -   Line Port, without vertical       $ 60.11           $  1.61
       features

   -   Basic Line Port, per port         $ 60.11           $  9.63

   -   Ground Start Line Port,
       per port                          $ 60.11           $ 10.31

   -   ISDN-Direct Port
       per port                          $ 60.11           $ 35.80
       per telephone number                    -           $   .01

   -   DID Trunk Port,
       per port                          $ 60.11           $ 21.03
       per telephone number                                $   .01
       add/rearrange each termination    $ 27.25

   -   ISDN Prime Trunk Port,
       per port                          $666.67           $203.94
       per telephone number                    -           $   .01
       add/rearrange channels            $ 27.25                 -

--------------------------------------------------------------------------------


/2/  The Line Connection Charge applies to each Loop.

/3/ Access to Network Interface Device for Accessing Customer Premises Wiring (Inside Wire).

                         Indiana Pricing Schedule - 3

     - Digital Trunking Trunk Port,
       per port                         $666.67           $187.02

     - Custom Routing Port,
       per port                         $666.67
       per individual trunk
       termination                            -           $ 95.32

     - Centrex Basic Line Port,
       per port                         $ 60.11           $ 16.35

     - Centrex ISDN Line Port,
       per port                         $ 60.11           $ 66.05

     - Centrex EKL Line Port,
       per port                         $ 60.11           $ 48.95

     - Centrex Attendant Console
       Line Port, per port              $120.21           $154.94

c.   Centrex System Charges

     - System Features, per
       common block                           -           $542.62

     - Common Block establishment,
       each                             $429.15                 -

     - System features change or
       rearrangement, per feature
       per occasion                     $ 62.98                 -

     - System feature activation,
       per feature, per occasion        $250.57                 -

2.   Service Charges
     Service Ordering Charges

-    Initial
     -------
     Line port, per occasion            $ 16.96                 -
     Trunk port, per occasion           $367.66                 -

-    Subsequent
     ----------
     per occasion                       $ 16.96                 -

                         Indiana Pricing Schedule - 4


          Record Order per occasion                   $    14.93               -

     Conversion Charge

     -    change from one type of line-port
          to another, per each changed                $    55.34               -

     Ameritech Cross-Connection Service
     per carrier transport facility,
     -    2-Wire (Line port), each                                       $   .21
     -    DS1 (trunk port),
          (each individual trunk)                                        $  8.01

     3.   Service Coordination Fee
     -    per carrier bill, per switch                         -         $   .91

     4.   Subsequent Training
     -    per Company person, per hour                $    74.86               -

     5.   ULS Usage
     -    Billing Development, per carrier,
          per switch                                  $33,009.89               -

                                                           Per Minute
                                                           ----------

     -    Usage, per minute of use or fraction thereof     $ .0004

     -    Daily usage feed per message                     $ .000896

Unbundled Tandem Switching

                                                      Non-Recurring      Monthly
                                                      -------------      -------

     Tandem Switch Trunk Port                         $688.41            $177.64

     DS-1 Cross-Connect                                                  $  8.01
     Service Order Charge                             $371.94
     Subsequent Changes                               $ 27.31

                                                      Per Minute
                                                      ----------

     Usage (Without Tandem Trunk Ports)               $  0.0007

                         Indiana Pricing Schedule - 5

                                         Monthly       Nonrecurring Charge
                                         -------       -------------------
D.   Dedicated Transport

     1.  DSI Rates                       Rates, charges and prices proxied
                                         from F.C.C. Tariff No. 2, Section
                                         7.5.9

     2.  DS3 Rates                       Rates, charges and prices proxied
                                         from F.C.C. Tariff No. 2, Section
                                         7.5.9

     3.  OC-3 Rates                      Rates, charges and prices proxied
                                         from F.C.C. Tariff No. 2, Section
                                         7.5.10

     4.  OC-12 Rates                     Rates, charges and prices proxied
                                         from F.C.C. Tariff No. 2, Section
                                         7.5.10

     5.  OC-48 Rates                     Rates, charges and prices proxied
                                         from F.C.C. Tariff No. 2, Section
                                         7.5.10

E.   Shared Transport

         DS1                             TBD
         DS3                             TBD

F.   Common Transport                    $.000324/min.

G.   Transiting

     The Transit Service Charge shall consist of the sum of the Tandem Switching Usage rate, as set forth on Item V of this Pricing Schedule, the applicable FCC Interstate Access Tariff rate for Interoffice Transmission as set forth on Item V of this Pricing Schedule, and a billing charge of $.002 per minute.

H.   Signaling Networks and Call-Related Databases

     1.   Signaling Networks
          Signaling Link                 See IURC No. 20, Part 21 Ameritech
                                         F.C.C. No. 2, Section No. 8

                         Indiana Pricing Schedule - 6

          Port Termination                       $468.94 (monthly)
          Signaling Switching ISUP               $.000240 per message
          Signal Transport ISUP                  $.000141 per message
          Signal Formulation ISUP                $.000202 per message
          Signal Tandem Switching ISUP           $.000517 per message
          Signal Switching TCAP                  $.000194 per message
          Signal Transport TCAP                  $.000095 per message
          Signal Formulation TCAP                $.000444 per message


     Non-Recurring Costs                         NRCs
                                                 ----
          Port Termination                       $614.50
          Originating Point Code per service
           added or changed                      $ 22.77
          Global Title Address Transfer
           per service added or changed          $ 12.24

     2.   Call-Related Databases

          Database Query Using Ameritech Provided Facilities
          --------------------------------------------------

          -800DB Call-Routing Query              $0.004035
          -800DB Routing Options Query           $0.001231

          Local STP Database Query Using Carrier Provided Facilities between the
          Carrier's Switch and Ameritech's STP and Ameritech Provided Facilities between Ameritech's local and regional STP

          -800DB Carrier-ID-Only Query           $0.001785
          -800DB Routing Options Query           $0.000292

          Regional STP Database Query Using Carrier Provided Facilities
          -------------------------------------------------------------

          -800DB Carrier-ID-Only Query           $0.001641
          -800DB Routing Options Query           $0.000149

     3.   LIDB Queries
          ------------

          Query at Local STP Using Carrier Provided Facilities
          ----------------------------------------------------
          -LIDB Validation Query                 $0.017732
          -LIDB Transport Query                  $0.000173
          -Out-of-Region Query                   $0.056899

                         Indiana Pricing Schedule - 7


          Query at regional STP Using Carrier Provided Facilities
          -------------------------------------------------------
          -LIDB Validation Query                 $0.017732
          -LIDB Transport Query                  $0.000020

          Ameritech Provided Services Using LIDB Queries
          ----------------------------------------------
          -LIDB Validation Query                 $0.017732
          -LIDB Transport Query                  $0.000515
          -LIDB to LIDB Query                    $0.057240

     4.   Service Management Systems

          Access to Databases - to the extent technically feasible, based on TELRIC costs, via the Bona Fide Request process.

I.   Operator Services and Directory Assistance

     1.   Operator Services

          Manual Assistance Occurrences - rates will apply based on the total monthly volume and a LIDB charge will apply separately to all occurrences requiring billing validation.

          $.48 per occurrence

          Automated Call Assistance Occurrences - rates will apply based on the total monthly volume, and a LIDB charge will apply separately to all automated occurrences.

          $.04 per occurrence (non-branded)

          $.05 per occurrence (branded)

     2.   Directory Assistance

          Branding is a one time charge assessed, on a per trunk group per recording basis, for the mechanized front-end branding of Directory Assistance calls.

          Information Call Completion rates apply on a completed call basis. In addition to the charge for Information Call Completion, normal Directory Assistance charges, and applicable usage charges apply, if the call is completed on the Company's network. If a call is not completed, only the appropriate charge for Directory Assistance Service will apply.

                         Indiana Pricing Schedule - 8

          Rates do not include custom routing, unbundled network elements, end office or tandem switching (where requested).

          Non-Recurring Charge                               Price Per Call
          --------------------                               --------------

          Information Call Completion, per completed call           $.023

          Branding per trunk group/1/ per recording                 $872.72

                                                               Term Payment Plan

        36                          1            12            24
Description Months                Month        Months        Months
------------------                -----        ------        ------
Directory Assistance, $.265        $.30         $.275         $.270
Term Payment Plan, rate
per call

The minimum period for the Term Payment Plan is one month, unless otherwise specified. The month-to-month price is subject to Company initiated changes.

     3.   Directory Assistance Facilities

          Access to Databases - To the extent technically feasible, based on TELRIC costs, via the Bona Fide Request process.

J.   Combinations.

     The price for each Combination (as set forth on Schedule 9.3.4) shall include the applicable charges (including any applicable usage charges) for each for each unbundled Network Element provided as a part of such Combination.

K.   Rates for Maintenance.

     1.   Trip Charge - $51.00 per trouble dispatch


--------------------------------------------------------------------------------
/1/ When branding service is provided on a combined toll and assist Operator Service and Directory Assistance tank group basis, as technically feasible, a single branding charge will apply. The telecommunications carrier is also responsible for the rates applicable to custom routing, transport and any other services or network elements it orders to deliver its traffic to the Company's switch on separate direct trunks.

                         Indiana Pricing Schedule - 9

     2. Time Charge - $21.00 per quarter hour with a quarter hour minimum and quarter hour increments.

VI.  Interim Telecommunications Number Portability

     Section VI, Interim Telecommunications Number Portability, of the Pricing
Schedule is hereby amended in its entirety to be read as follows:

     Each Party shall comply with the methodology (including record keeping) established by the FCC or the Commission with respect to such Party's recovery in a competitively neutral manner of its costs to provide Interim Number Portability. To the extent permitted by the FCC or the Commission, such costs shall include a Party's costs to deliver calls between the other Party's Customers via Number Portability.

                         Indiana Pricing Schedule - 10

                                   EXHIBIT A

                       NETWORK ELEMENT BONA FIDE REQUEST

     1. Ameritech shall promptly consider and analyze the submission of a Bona Fide Request that Ameritech provide: (a) Interconnection, access to an unbundled Network Element (including Combinations thereof) not otherwise provided hereunder at the time of such request; (b) an Interconnection or connection to a Network Element that is different in quality to that which Ameritech provides itself at the time of such request; or (c) a customized service for features, capabilities, functionalities or unbundled Network Element not otherwise provided hereunder at the time of such request.

     2. A Bona Fide Request shall be submitted in writing and shall include a technical description of each requested Interconnection, Network Element, Combination and/or customized feature, capability or functionality.

     3. Focal may cancel a Bona Fide Request at any time, but shall pay Ameritech's reasonable and demonstrable costs of processing and/or implementing the Bona Fide Request up to the date of cancellation, except if such costs or cost categories representing such charges are not included in the prices Focal pays for the services provided by Ameritech under this Agreement.

     4. Within five (5) Business Days of its receipt, Ameritech shall acknowledge receipt of the Bona Fide Request.

     5. Within thirty (30) days of its receipt of a Bona Fide Request, Ameritech shall provide to Focal a preliminary analysis of such Interconnection, Network Element, or requested level of quality thereof that is the subject of the Bona Fide Request or customized feature, capability or functionality. The preliminary analysis shall confirm that Ameritech will either offer access to the Interconnection, Network Element, or requested level of quality or will provide a detailed explanation that access to such Interconnection, Network Element, or requested level of quality is not technically feasible and/or that the request does not qualify as an Interconnection, Network Element, or requested level of quality that is required to be provided under the Act. If the receiving Party determines that the Interconnection, Network Element, or requested level of quality that is the subject of the Bona Fide Request is technically feasible and is otherwise required to be provided under the Act, Ameritech shall provide Focal a firm price proposed and availability date for such development ("Bona Fide Request Quote"). For Bona Fide Requests that involve either: (i) combinations of standard offerings or (ii) individual customer arrangements that do not require alterations not otherwise performed for individual customer arrangements, for Ameritech retail customers, Ameritech shall provide a Bona Fide Request Quote within such thirty (30)-day period. For all other Bona Fide Requests, Ameritech shall provide a Bona Fide Request Quote as soon as feasible, but in any event not more than sixty (60) days from the date Ameritech received such Bona Fide Request.

                                  Exh. A - 1

     6. Within thirty (30) days of its receipt of the Bona Fide Request Quote, the requesting Party must either confirm its order for such Interconnection or Network Element pursuant to the Bona Fide Request Quote or, if it believes such quote is inconsistent with the requirements of the Act, exercise its rights under Section 28.11.

     7. Unless Focal agrees otherwise, all prices shall be consistent with the pricing principles of the Act, FCC and/or the Commission.

     8. If a Party to a Bona Fide Request believes that the other Party is not requesting, negotiating, or processing the Bona Fide Request in good faith, or disputes a determination, or price or cost quote, such Party may exercise its rights under Section 28.11.1

                                  Exh. A - 2